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                                                                   EXHIBIT 10.20



                           PURCHASE AND SALE AGREEMENT

                                     between

                       LA COSTA HOTEL AND SPA CORPORATION,
                            a California corporation

                                       and

                            CENTURY WORLD Pte, Ltd.,
                       a ________________________________







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
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TABLE OF CONTENTS
                                                                                                              PAGE
ARTICLE 1              The Contract..............................................................................1

         1.1      Agreement to Sell..............................................................................1

ARTICLE 2              Property..................................................................................1

         2.1      The Property...................................................................................1

ARTICLE 3              Purchase Price............................................................................6

         3.1      Purchase Price.................................................................................6

         3.2      Earnest Money..................................................................................6

         3.3      Cash at Closing................................................................................6

         3.4      Purchaser's Liquidated Damages.................................................................6

         3.5      Allocation.....................................................................................7

ARTICLE 4              Title Deliveries..........................................................................7

         4.1      Title Actions..................................................................................7

         4.2      Survey.........................................................................................8

ARTICLE 5              Documents, Inspecting and Objections......................................................8

         5.1      Inspections....................................................................................8

         5.2      Property Documents; Schedules..................................................................9

         5.3      Purchaser's Review Period; Termination Right..................................................16

         5.4      Intentionally Omitted.........................................................................18

         5.5      Procedure for Purchaser's Objections..........................................................18

ARTICLE 6              Permitted Exceptions.....................................................................19

         6.1      Permitted Exceptions..........................................................................19

ARTICLE 7              Operation of Property....................................................................19

         7.1      Interim Operation.............................................................................19

ARTICLE 8              Special Covenants........................................................................22

         8.1      Liability Assumption..........................................................................22

         8.2      Standby Loan..................................................................................22

         8.3      Liquor Licenses...............................................................................23

         8.4      Property Employees............................................................................23

         8.5      Subsequent Developments.......................................................................26

         8.6      Notices of Violation..........................................................................26

         8.7      Seller's Cooperation..........................................................................26

         8.8      Estoppel Letters..............................................................................27

                                      (i)

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         8.9      Guest Baggage.................................................................................27

         8.10     Safe Deposits.................................................................................27

         8.11     Retention of Records..........................................................................28

         8.12     Bulk Sales Law................................................................................28

         8.13     Certain Post-Closing Benefits.................................................................28

         8.14     Agreements Relating to Trademarks.............................................................29

         8.15     FF&E Inventory................................................................................29

ARTICLE 9              Closing and Closing Documents............................................................29

         9.1      Closing.......................................................................................29

         9.2      Seller's Deliveries...........................................................................30

         9.3      Purchaser's Deliveries........................................................................33

         9.4      Additional Documents; Form of Documents.......................................................33

         9.5      Disbursements and Other Actions by Escrow Agent...............................................34

         9.6      Closing Costs.................................................................................34

         9.7      Prorations....................................................................................35

         9.8      Reconciliation and Final Payment..............................................................40

         9.9      Liability Escrow..............................................................................40

ARTICLE 10             Representations and Warranties...........................................................41

         10.1     Representations by Purchaser..................................................................41

         10.2     Representations by Seller.....................................................................41

ARTICLE 11             Conditions Precedent to the Closing......................................................42

         11.1     Purchaser's Contingencies.....................................................................42

         11.2     Seller's Contingencies........................................................................44

ARTICLE 12             Casualty and Condemnation................................................................44

         12.1     Casualty; Condemnation........................................................................44

ARTICLE 13             Default and Remedies.....................................................................45

         13.1     Purchaser's Default...........................................................................45

         13.2     Seller's Default..............................................................................45

ARTICLE 14             Brokers..................................................................................46

         14.1     Brokers.......................................................................................46

         14.2     Indemnification by Seller.....................................................................46

         14.3     Indemnification by Purchaser..................................................................47

                                      (ii)

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ARTICLE 15             Miscellaneous............................................................................47

         15.1     Notices.......................................................................................47

         15.2     Entire Agreement, Modifications and Waivers, Cumulative Remedies..............................48

         15.3     Exhibits......................................................................................48

         15.4     Successors and Assigns........................................................................48

         15.5     Article and Section Headings..................................................................48

         15.6     Governing Law.................................................................................49

         15.7     Time Periods..................................................................................49

         15.8     Counterparts..................................................................................49

         15.9     Survival......................................................................................49

         15.10    Further Acts..................................................................................49

         15.11    Severability..................................................................................49

         15.12    Attorneys' Fees...............................................................................50

ARTICLE 16             Confidentiality..........................................................................50

         16.1     Confidentiality...............................................................................50

         16.2     No Recordation; No Governmental Contact.......................................................50

         16.3     Exclusivity...................................................................................51

                                     (iii)


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Schedules

Schedule A - Reserved
Schedule B - Schedule of Vehicles
Schedule C - Schedule of Leases
Schedule D - Reserved
Schedule E - Schedule of Service Contracts
Schedule F - Schedule of Membership Contracts
Schedule G - Schedule of Warranties
Schedule H - Schedule of Licenses
Schedule I - Schedule of Trademarks
Schedule J - Schedule of FF&E Leases
Schedule K - Schedule of Pending Claims
Schedule L - Schedule of Inventory of Big Four
Schedule M - Molasky Rights
Schedule 5.2(bb) - Disclosure Matters



                                      (iv)
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                           PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is made effective this 31st day of October, 2001 between LA COSTA HOTEL AND SPA CORPORATION, a California corporation ("SELLER"), and CENTURY WORLD Pte, Ltd., a Singapore limited liability company or its assigns ("PURCHASER").


                                R E C I T A L S :
                                - - - - - - - -


         A. Seller is the owner of that certain real property and resort facilities commonly known as the "La Costa Resort and Spa", all located in the City of Carlsbad, County of San Diego, State of California;

         B. At the Closing (hereafter defined), Seller desires to sell, and Purchaser desires to acquire, the Property (hereafter defined) in accordance with the terms of this Agreement; and

         C. Terms and words in this Agreement which have their initial letter or letters capitalized, will have the meanings set forth following the use of such terms. For the convenience of the parties, a "Defined Term Index" is appended to this Agreement.


                               A G R E E M E N T :
                               - - - - - - - - -


         In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Seller and Purchaser agree as follows:

                                   ARTICLE 1
                                  The Contract

         1.1 AGREEMENT TO SELL. Seller agrees to convey, sell, assign and transfer the Property to Purchaser and Purchaser agrees to purchase the Property from Seller free and clear of all liens, claims and encumbrances, on the terms and subject to the conditions set forth in this Agreement.

                                   ARTICLE 2
                                    Property

         2.1 THE PROPERTY. As used in this Agreement and subject to the terms herein, the term "PROPERTY" shall mean and refer to the following:

                  (a) The real property located in the City of Carlsbad, County of San Diego, State of California, consisting of approximately 398.84 acres of land and as more particularly described on EXHIBIT "A" attached hereto, together with all right, title and interest of Seller or any person owned, controlled or affiliated with Seller or that manages all or any portion of the Property (collectively, the "Affiliates"), all minerals, oil, gas, and hydrocarbon substances located on, in or under said real property, as well as all alleys,

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         streets, strips, gores, privileges, advantages and easements belonging thereto or in anywise appertaining thereto (collectively the "LAND");

                  (b) All buildings, structures, fixtures, parking areas, and other improvements presently located upon the Land, which as used in this Agreement shall collectively be called the "IMPROVEMENTS" and shall include, mean and refer, but not be limited to the following: (i) that certain approximately 478 room luxury hotel and conference facility, including approximately 35,077 square feet of meeting space, approximately three restaurants, approximately 15,000 square feet of retail space, approximately four on-site swimming pools and various parking areas (sometimes herein collectively called the "HOTEL"); (ii) that certain golf course facility, including, but not limited to, two 18-hole championship golf courses (commonly called, respectively, the "NORTH COURSE" and the "SOUTH COURSE"), as well as a related golf merchandise pro shop, golf instruction school facilities and practice areas such as a golf ball driving range and putting green (sometimes herein collectively called the "GOLF FACILITY"); (iii) that certain tennis and racquet facility, including, but not limited to, 21 tennis courts (including various clay, grass and composition surfaces) and a related tennis merchandise pro shop (sometimes herein collectively called the "TENNIS FACILITY"); (iv) that certain full service spa and salon facility, including a total of approximately 58,700 square feet of exercise and treatment space, including, but not limited to, separate areas (including, but not limited to, separate swimming pools, whirlpools, locker rooms, saunas, steam rooms and treatment facilities) for men and women, common central and salon areas, exercise and weight lifting areas, as well as a related running/walking track (sometimes herein collectively called the "SPA FACILITY"); and (v) all equipment, apparatuses and appliances which are affixed to, located within or used in connection with any of the preceding, including without limitation, the following: (aa) all heating, ventilating, lighting, plumbing, drainage, electrical, air conditioning, and other mechanical fixtures and equipment and systems; (bb) all elevators, escalators, and related motors and electrical equipment and systems; (cc) all hot water heaters, furnaces, heating controls, motors and boiler pressure systems and equipment; and (dd) all incinerating and disposal equipment (the Land and the Improvements are sometimes herein collectively called the "RESORT") it being intended that the Resort include all Improvements situate upon the Land;

                  (c) All tangible personal property (which is neither a fixture nor otherwise a part of the Improvements) of any kind that is owned by Seller or any Affiliate and attached to, or located upon or used in connection with the ownership, maintenance, use or operation of the Land, the Improvements, the Hotel, the Golf Facility, the Tennis Facility and the Spa Facility as of the date hereof or thereafter acquired by the Seller or any Affiliate and so employed prior to Closing, including, but not limited to, all furniture, fixtures, equipment, signs; all copy machines, computers, software listed on Schedule A attached hereto and made a part hereof (such software is collectively referred to as the "SOFTWARE"), facsimile machines and all other office equipment; all phone numbers and post office boxes; all Hotel, Golf Facility, Tennis Facility, Spa Facility equipment and furnishings; all golf carts; the vans, automobiles and other motor vehicles and boats, including but not limited to those listed on Schedule B attached hereto and made a part hereof (the "SCHEDULE OF VEHICLES"); all carpet, drapes, beds, furniture, televisions, telephones and other furnishings; and all stoves, ovens, freezers, refrigerators,


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         dishwashers, disposals, kitchen equipment and utensils, tables, chairs, plates and other dishes, glasses, silverware, serving pieces and other restaurant and bar equipment, apparatuses and utensils (collectively, the "FF&E"). Seller agrees that between the effective date of this Agreement and Closing, Seller will not cause or permit the removal of the FF&E from the Property, except for the purpose of replacing or discarding worn or valueless items and provided the same are replaced in the ordinary course of business;

                  (d) All merchandise, supplies, inventory (including all consumables) and other items that are owned by the Seller or any Affiliate and used for the use, operation and maintenance of the Hotel, guest rooms, guest services, restaurants, lounges, swimming pools, the Golf Facility, the Tennis Facility, the Spa Facility and retail areas, service areas, common areas, recreational areas and other areas located within or relating to the Improvements, including, without limitation, all food and beverages (including both the Liquor Assets [hereafter defined] and other non-alcoholic beverages) inventory, office supplies and stationery, advertising and promotional materials, towels, washcloths, linen and bedding, paper and other supplies, napkins and tablecloths, upholstery material, carpets, rugs, furniture, engineers' supplies, paint and painters' supplies, employee uniforms, and cleaning and maintenance supplies (collectively, the "SUPPLIES"). Seller agrees that between the effective date of this Agreement and Closing, Seller will not cause or permit the depletion of the Supplies, except in the ordinary course of business and provided the same are replaced in the ordinary course of business;

                  (e) Except as otherwise provided herein, all leases, subleases, franchises, licenses, and other agreements by Seller or any Affiliate listed on Schedule C attached hereto and made a part hereof (collectively, the "SCHEDULE OF LEASES") which demise space in, provide for the use or occupancy of, or otherwise similarly affect or relate to the use or occupancy of, the Improvements or Land in favor of any tenants, licensees, franchisees, concessionaires or other persons or entities thereunder (collectively, "TENANTS", and individually, "TENANT"), together with all amendments, modifications renewals and extensions thereof, and all guaranties in favor of the Seller by third parties (collectively, "Guarantors", and individually, "GUARANTOR") of the obligations of the Tenants (collectively, the "LEASES" and individually, the "LEASE");

                  (f) All prepaid rents and deposits held by or for the benefit of the Seller for the Seller's account as of Closing including, but not limited to, refundable security deposits and rental deposits, and all other deposits for advance reservations, banquets or future services, made in connection with the use or occupancy of the Improvements (collectively the "DEPOSITS"); provided further that, to the extent Purchaser does not receive the Deposits at Closing, Purchaser shall be entitled to a credit against the Purchase Price (hereafter defined) in an amount equal to the Deposits;

                  (g) Except as otherwise provided herein, any and all of the following now in existence which are owned by the Seller or any Affiliate and which relate to or affect, in any way, the design, construction, ownership, use, occupancy, leasing, maintenance, service, or operation of the Resort:


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                           (i) The contracts and agreements, the H.E.R.E.
                  Collective Bargaining Agreement (hereinafter defined), service, or maintenance contracts, utility contracts, contracts for the purchase of supplies, telephone service agreements, cable service agreements, yellow pages or other advertising agreements, airline agreements, corporate account agreements, travel agency agreements, guest room and other Resort facility reservation or booking agreements, convention reservation agreements and all other similar booking agreements and bookings for future events which have been entered into in the ordinary course of business (collectively, the "SERVICE CONTRACTS") and which are listed on Schedule E attached hereto and made a part hereof (the "SCHEDULE OF SERVICE CONTRACTS");

                           (ii) The contracts, agreements, membership
                  agreements, applications, promissory notes and related agreements, use or play privilege arrangements, memberships, membership rights and the like, whether direct or indirect, and of whatever duration, providing or allowing for access to and use of the Golf Facility (the "GOLF MEMBERSHIPS"), the Tennis Facility (the "TENNIS MEMBERSHIPS"), the Spa Facility (the "SPA MEMBERSHIPS") and similar recreational areas or facilities located on the Land, each as listed on Schedule F attached hereto and made a part hereof (the "SCHEDULE OF MEMBERSHIP CONTRACTS", and such agreements are sometimes collectively herein called the "MEMBERSHIP CONTRACTS");

                           (iii) To the extent assignable, warranties,
                  guaranties, indemnities, and claims for the benefit of the Seller relating to the Property covered by said warranties, guaranties and indemnities (collectively the "WARRANTIES"), including, without limitation, those listed on Schedule G attached hereto and made a part hereof (the "SCHEDULE OF WARRANTIES");

                           (iv) Licenses (including, without limitation, the
                  Liquor Licenses [hereafter defined] and similar licenses), permits (including without limitation health, swimming pool and elevator permits), franchises (including without limitation hotel franchise or license agreements, if any), certificates of occupancy, and similar documents issued by any federal, state, municipal, local or other governmental authority having proper jurisdiction (collectively, "GOVERNMENTAL AUTHORITIES" and individually, "GOVERNMENTAL AUTHORITY") or by any private party (including any license relating to the Software), to the extent assignable, including, without limitation, those set forth on Schedule H attached hereto and made a part hereof (the "SCHEDULE OF LICENSES") (such items are collectively referred to as the "LICENSES");

                           (v) Whether statutory or at common law, all domain
                  names, trademarks, service marks and trade names in any jurisdictions used by Seller which are associated with the Resort, including but not limited to those listed on Schedule I attached hereto and made a part hereof (and including all marks, logos and designs associated therewith), together with all registrations and/or applications for registration associated therewith (anywhere in the world), all related goodwill of Seller's business associated therewith, all rights under any licenses associated therewith, and all claims against others with respect thereto


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                  (collectively, the "TRADEMARKS"), and the parties acknowledge that all U.S. "intent to use" applications included in the definition of "Trademarks" are being transferred to Purchaser in connection with the entire ongoing business of Seller;

                           (vi) All of Seller's or any Affiliate's right, title
                  and interest in and to any patents, patent rights, patents applications, copyrights, copyright applications and other intellectual property associated with the Seller's business (the "INTELLECTUAL PROPERTY");

                           (vii) Plans, drawings, specifications, operation
                  manuals, guides, surveys, soil reports, engineering reports, inspection reports, environmental audits and other technical descriptions and reports of the Seller to the extent they are in the Seller's possession or control or are reasonably available to Seller without undue cost or expense (collectively, the "PLANS AND SPECS"); or

                           (viii) Leases of FF&E, including conditional sales
                  and other financing contracts (to the extent of Seller's or any Affiliate's rights thereunder) with respect to FF&E located at or used in connection with the Resort (collectively, the "FF&E LEASES"), such leases being listed on Schedule J attached hereto and made a part hereof (the "SCHEDULE OF FF&E LEASES");

                  (h) To the extent assignable, the right to receive immediately and continuously consume thereafter water service, sanitary and storm sewer service, electrical service, gas service, cable television service, telephone service, and any other utility or other service on and for the Land and Improvements. The foregoing right shall include, but not be limited to, the right to additional or future capacity for which Seller or Seller's predecessors in the title have previously paid (all of the foregoing are referred to in this Agreement collectively as the "UTILITY RESERVATIONS");

                  (i) All rights, title, and interests of the Seller appurtenant to the Property, including, but not limited to, (i) all easements, rights of way, rights of ingress and egress, tenements, hereditaments, privileges, and appurtenances in any way belonging to the Land or Improvements, (ii) any land lying in the bed of any alley, highway, street, road or avenue, open or proposed, in front of or abutting or adjoining the Land, (iii) any strips or gores of real estate adjacent to the Land, (iv) any water, water right and water allocations owned by Seller, (v) any contracts pertaining to or leases or licenses of adjacent land or facilities used in connection with the operation of the Property, (vi) the use of all alleys, easements and rights-of-way, if any, abutting, adjacent or contiguous to or adjoining the Land,
         (vii) entitlements and other development rights, and (viii) all right, title and interest under any covenants burdening or benefiting the Property, and all rights as a "Declarant" under any declarations, covenants, conditions or restriction impacting, relating to or benefiting the Property (collectively, the "APPURTENANCES");

                  (j) All books and records owned by or maintained for the benefit of Seller and related to the operation of the Property, including promotional material, user data, marketing and leasing material and forms, market studies, keys, guest ledgers, reservation records, and other materials of any kind owned by or for the benefit of the Seller and in


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         the Seller's possession or control, or to which the Seller has access or may obtain and which are or may be used for the Property or use of the Land, the Improvements or the FF&E, whether any of the foregoing are in hard copy form or in computerized data storage form (collectively, the "RECORDS"); and

                  (k) All of Seller's cash drawers and cash on hand (the "PROJECT CASH"), prorated or allocated in accordance with the provisions of Section 9.7 hereunder.

                                   ARTICLE 3
                                 Purchase Price

         3.1 PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for which Seller agrees to sell, convey, transfer and assign the Property to Purchaser and which Purchaser agrees to pay or deliver to Seller for the Property is ONE HUNDRED TWENTY MILLION AND NO/100 DOLLARS ($120,000,000.00), subject to the terms of this Agreement, plus or minus the adjustments and prorations as provided herein. The Purchase Price shall be paid in the manner immediately hereafter provided.

         3.2 EARNEST MONEY. Purchaser shall, as a condition precedent to Seller's obligations hereunder, make a deposit of Four Million Seven Hundred Fifty Thousand And No/100 Dollars ($4,750,000.00) in cash or other immediately available good funds (the "EARNEST MONEY") with the Title Company (hereafter defined) acting in its capacity as an escrow agent in accordance with the terms of this Agreement (the "ESCROW AGENT"). Purchaser shall deposit the Earnest Money with Escrow Agent no later than two (2) Business Days (as hereafter defined) after the execution and delivery of this Agreement by Purchaser and Seller (the "EFFECTIVE DATE"). A "BUSINESS DAY" shall mean a day other than Saturday, Sunday, or a day on which banking institutions in the State of New York or the State of California are authorized or obligated by law or executive order to be closed. The Escrow Agent shall hold the Earnest Money for the purpose of securing the performance of Purchaser under the terms and provisions of this Agreement in escrow in an interest bearing account pursuant to the terms of this Agreement and such other terms and conditions as are reasonably acceptable to the Seller, the Purchaser and the Escrow Agent. If the transactions contemplated hereunder are not consummated in accordance with the terms hereof, the Earnest Money shall be disbursed in accordance with the terms set forth in this Agreement. If the transactions contemplated by this Agreement are consummated in accordance with the terms hereof, the Earnest Money shall be applied to the Purchase Price at Closing. Interest earned on the Earnest Money shall follow the Earnest Money.

         3.3 CASH AT CLOSING. At Closing, Purchaser shall, subject to the adjustments and prorations herein provided, deposit the balance of the Purchase Price (computed by subtracting the Earnest Money, plus interest earned thereon, from the amount of $120,000,000.00) with the Escrow Agent, by the payment of cash, by federal wire transfer or in other immediately available good funds.

         3.4 PURCHASER'S LIQUIDATED DAMAGES. SELLER AND PURCHASER HAVE DISCUSSED THE POSSIBLE CONSEQUENCES TO SELLER IN THE EVENT THAT THE TRANSACTIONS CONTEMPLATED HEREUNDER FAIL TO CLOSE. SELLER AND PURCHASER HAVE DETERMINED AND HEREBY AGREE THAT IT WOULD BE


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IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES TO SELLER OCCURRING
IN THE EVENT OF PURCHASER'S DEFAULT UNDER THIS AGREEMENT. THE PARTIES HAVE MADE DILIGENT BUT UNSUCCESSFUL ATTEMPTS TO ASCERTAIN THE ACTUAL COMPENSATORY DAMAGES SELLER WOULD SUFFER IN THE EVENT OF PURCHASER'S NONPERFORMANCE HEREUNDER, AND HEREBY AGREE THAT, AFTER NEGOTIATION, A REASONABLE ESTIMATE OF SUCH DAMAGES IS
AN AMOUNT EQUAL TO THE SUM OF THE EARNEST MONEY DEPOSIT PLUS TWO MILLION DOLLARS ($2,000,000) (THE "LIQUIDATED DAMAGES AMOUNT"). THEREFORE, BY EXECUTING THIS AGREEMENT, THE PARTIES CONFIRM THE PRECEDING AND EVIDENCE THEIR AGREEMENT THAT
IN THE EVENT OF PURCHASER'S DEFAULT UNDER THIS AGREEMENT, THAT SELLER SHALL BE ENTITLED TO RECEIVE THE LIQUIDATED DAMAGES AMOUNT AS FULLY AGREED LIQUIDATED DAMAGES AS ITS SOLE AND EXCLUSIVE REMEDY AT LAW, AND THE EARNEST MONEY SHALL BE RELEASED TO SELLER IN PARTIAL SATISFACTION OF THE LIQUIDATED DAMAGES AMOUNT. NOTWITHSTANDING ANYTHING TO THE CONTRARY ABOVE, THE FOREGOING SHALL NOT LIMIT PURCHASER'S INDEMNITY OBLIGATIONS SET FORTH HEREUNDER IN SECTIONS 5.1 (REVIEW PERIOD INSPECTIONS), AND 16.2 (NO RECORDATION). THE PAYMENT OF THE LIQUIDATED DAMAGES AMOUNT TO SELLER AS LIQUIDATED DAMAGES IS NOT INTENDED TO BE A
FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO
SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.

         ---------------------                       ---------------------
         Purchaser's Initials                        Seller's Initials

         3.5 ALLOCATION. The Purchaser and the Seller shall mutually allocate the Purchase Price among the items comprising the Property according to sound accounting practices and such allocation will be finalized on or before the Review Period Deadline and will thereafter be incorporated into a supplemental instrument to be executed by the Purchaser and the Seller on or before Closing. In the event of any inability of Seller and Purchaser to reach mutual agreement as to allocation of the Purchase Price, it is further agreed that, in such event, the parties will independently allocate the Purchase Price.

                                   ARTICLE 4
                                Title Deliveries

         4.1 TITLE ACTIONS. Promptly after the execution of this Agreement and prior to the Review Period Deadline, Purchaser shall obtain the following, with the cost and expense thereof to be paid in accordance with the provisions of
Section 9.6 hereunder:

                  (a) TITLE REPORT. A preliminary title report (the "TITLE REPORT") issued by the Chicago Title Company ("TITLE COMPANY"), setting forth the current status of the title to the Land and Improvements, showing all liens, claims, encumbrances, easements, rights of way, encroachments, reservations, restrictions, and any other matters affecting the Land and Improvements;


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                  (b) SUPPORTING DOCUMENTS. A true, complete, and legible copy of all documents and instruments (the "SUPPORTING DOCUMENTS") referred to or identified in the Title Report, including, but not limited to, all deeds and other conveyance documents evidencing transfer of title into the Seller, lien instruments not to be satisfied at Closing, if any, Leases, plats, surveys, reservations, restrictions, and easements;

                  (c) UCC SEARCH. A current written report (the "UCC SEARCHES") from the offices of the appropriate Governmental Authorities, reflecting the results of current searches of the Uniform Commercial Code Records maintained by such offices. Said UCC Searches are to be made under the names of Seller and all owners of the Property within five (5) years prior to the date of this Agreement (the "PREDECESSORS") and under all trade names used by Seller and Predecessors at the Property; and

                  (d) OTHER TITLE EVIDENCE. Such other evidence as Purchaser may require of Seller's title to the Vehicles identified on the Schedule of Vehicles and the Trademarks.

         4.2 SURVEY. Seller has obtained an ALTA/ACSM Land Title Survey (the "SURVEY") of the Land and Improvements made on the ground and certified by Rick Engineering Company (the "SURVEYOR"). If different from the descriptions contained in EXHIBIT "A", attached to this Agreement, the legal description of the Land contained in the Survey, once the correctness thereof has been confirmed by Seller, Purchaser and the Title Company in writing, shall be the description of the Land attached to the quitclaim deed delivered by Seller to Purchaser pursuant to Section 9.2(b).

                                   ARTICLE 5
                      Documents, Inspecting and Objections

         5.1 INSPECTIONS. For the time period from the effective date of this Agreement through the Review Period Deadline (the "REVIEW PERIOD") Seller shall, after reasonable prior notice from Purchaser (so as to permit good faith coordination efforts between Purchaser and Seller and to avoid undue interference with either Purchaser's due diligence efforts or Seller's continued operation of the Resort consistent with Seller's prior practices), give Purchaser and Purchaser's agents and representatives reasonable access to the Property during normal business hours and the right to physically inspect the Property and to conduct soil tests, environmental tests and inspections, and other tests and inspections (so long as such tests and inspections do not unreasonably interfere with the use and occupancy of the Property by the Seller, by guests or patrons of the Property, or by Tenants). Notwithstanding anything to the contrary above, if Purchaser proposes to make any tests in connection with any environmental report or any other test which involves drilling, boring or other similar intrusive or invasive action on or under the Property, then Purchaser shall obtain Seller's written consent prior to making any such tests, which consent will not be unreasonably withheld provided that the scope of work of any such proposed invasive testing will not cause any undue interference with Seller's continued operation of the Resort consistent with Seller's prior practices. Purchaser and Seller agree to cooperate in good faith to coordinate any such invasive testing so that it does not unduly delay Purchaser's due diligence efforts or unduly interfere with Seller's continued operation of the Resort consistent with its prior practices. Notwithstanding the preceding, and so long as Purchaser complies with the confidential treatment of such information as hereafter required, Purchaser's indemnity obligation set forth below in this paragraph will not apply to the mere discovery and reporting of any Hazardous Materials to any Governmental Authority, as such may be required by applicable Laws. The costs and expenses of Purchaser's investigation shall be born solely by Purchaser. Purchaser shall indemnify, defend and hold Seller harmless from and against any and all costs, expenses, claims, liens, actions, suits, proceedings, damages and other liabilities, including without limitation attorneys' fees and litigation expenses, incurred by Seller and arising out of Purchaser's exercise of any right to inspect the Property, with this foregoing indemnity obligation of the Purchaser to survive Closing and any earlier termination of this Agreement. Purchaser will use due care and prudence in the exercise of its rights of inspection and will restore any physical damage or injury to the Property as nearly as possible to the condition which existed immediately prior to the inspections conducted by Purchaser pursuant to this Section. Subject to Section 16.1, all information furnished by Seller to Purchaser in accordance with the provisions of this Agreement or obtained by Purchaser in the course of its investigations shall be treated as confidential information by Purchaser, except that Purchaser may disclose such information as provided in Section 16.1 to prospective investors and lenders of Purchaser or any assignee or prospective assignee, to assignees or prospective assignees, to attorneys and other parties assisting or representing Purchaser or assignees or prospective assignees in connection with the subject transaction, and to others as may be permitted under this Agreement or as required under the law. In addition, Purchaser may disclose information it may acquire in connection with its examination of the environmental condition of the Property as may be required by law, and may disclose any information as may be necessary to enforce the provisions of this Agreement. The foregoing restoration and confidentiality obligations of Purchaser shall survive any early termination of this Agreement. Purchaser shall maintain, and shall ensure its agents, consultants and contractors maintain commercial general liability insurance and property damage insurance insuring against any liability arising out of any entry, tests or investigations of the Property pursuant to the provisions hereof. Such insurance shall be maintained by Purchaser and/or its consultants, agents and contractors (as applicable) and shall be in an amount of not less than One Million Dollars ($1,000,000) combined single limit for injury or death of one or more persons in an occurrence, and for damages to tangible property (including loss of use) in an occurrence. The policy maintained by Purchaser shall insure the contractual liability of Purchaser covering the indemnity herein and shall (a) name the Seller and the Operator (hereafter defined) as additional insureds, (b) contain a cross-liability provision, and (c) contain a provision that "the insurance provided by Purchaser hereunder shall be primary and noncontributing with any other insurance available to Seller." Purchaser shall provide Seller with evidence of such insurance coverage prior to any entry, tests or investigations of the Property.

         5.2 PROPERTY DOCUMENTS; SCHEDULES. Seller shall allow Purchaser reasonable access, after reasonable prior notice to Seller, to the location or locations where in the ordinary course of Seller's or Operator's operations true, correct and complete copies of the following documents and information and any and all other documents and information pertaining to the Property (or where specifically indicated, original counterparts), together with all amendments, modifications, renewals or extensions thereof, are maintained. Furthermore, if the Property is purchased by Purchaser, all such documents and information shall thereupon be and become the property of Purchaser without payment of any additional consideration therefor; provided, however, in the event that the Closing does not actually occur, Purchaser shall return such information to Seller. Such documents and information shall include those more particularly described as follows:

                  (a) All Warranties relating to the Property or any part thereof which are still in effect;

                  (b) Financial statements, balance sheets, income statements, budgets and other financial information relating to the Property, for the current year to date, for 2000 and such other prior years as the Purchaser might reasonably request (collectively, the "FINANCIAL STATEMENTS");

                  (c) All Licenses relating to the Property;

                  (d) All of the most recent real estate and personal property tax statements with respect to the Property and all notices of appraised value from Governmental Authorities for the Land and Improvements;

                  (e) To the extent in the possession of the Seller or reasonably obtainable by Seller without undue cost, copies of all engineering and architectural plans, drawings and specifications, environmental reports, boundary surveys, engineering reports and subsurface studies to the extent such reports or studies relate to the Property;

                  (f) All Service Contracts;

                  (g) All Membership Contracts;

                  (h) All Leases;

                  (i) To the extent in the Seller's possession or reasonably obtainable by Seller without undue cost, all notices received from Governmental Authorities in connection with the Property;

                  (j) Intentionally deleted;

                  (k) All FF&E Leases;

                  (l) All written notices in Seller's possession or reasonably obtainable by Seller without undue effort of any pending, threatened or actual litigation, arbitration, mediation or similar claims, charges, complaints, petitions, judgments or unsatisfied orders, whether or not then before any Governmental Authority or court, as well as all matters of such nature of which Seller has Knowledge, which affect or relate to the Membership Contracts (the "PENDING CLAIMS"), which matters are more fully described on Schedule K attached hereto and made a part hereof (the "SCHEDULE OF PENDING CLAIMS");

                  (m) Intentionally deleted;

                  (n) An inventory of all Supplies located on or used in connection with the Property, which includes a preliminary listing of the Pro Shops Inventory, the Retail Inventory, the Liquor Asset Inventory and the Amenity Inventory (all as hereafter defined) (the "SCHEDULE OF SUPPLIES INVENTORY"), provided, however, that such Supplies shall thereafter be subject to consumption or depletion in the ordinary course of operation of the Resort, provided they are replaced in the ordinary course of business. The Supplies Inventory shall include and incorporate, without limitation, the following itemized specific inventories, which in each instance shall identify the initial acquisition cost thereof: (aa) all merchandise and other similar items that are offered for retail sale in the respective pro shops of the Golf Facility, the Tennis Facility and the Spa Facility whether by direct sale, telephone, electronic sales, or otherwise (the "PRO SHOPS INVENTORY"); (bb) all merchandise and other similar items that are offered for retail sale in the various shops, salons and other retail sales outlets operated by Seller from the Improvements, whether by direct sale, telephone, electronic sales, or otherwise (the "RETAIL INVENTORY"); (cc) all Liquor Assets (the "LIQUOR ASSET INVENTORY"); and
         (dd) any specialized supplies, such as linen, bedding, towels, robes, bathroom sundries, china, stemware, crystal, flatware and the like which at the time of the inventory was not presently in use (the "AMENITY INVENTORY").

                  (o) All statements reflecting the current status of the Deposits and of the Utility Reservations, respectively, together with
         (aa) the Schedule of Deposits; and (bb) a schedule and description of all Utility Reservations (the "SCHEDULE OF UTILITY RESERVATIONS");

                  (p) All existing insurance policies covering the Property;

                  (q) Access to the most recent unaudited balance sheet (the "BALANCE SHEET") of the Property as Seller is, on the effective date of this Agreement, in the process of compiling preliminary itemizations of: (aa) all accounts payable of the Property (the "ACCOUNTS PAYABLE") including matters such as "script certificates", "gift certificates" and the like, which remain outstanding or unredeemed (the "ACCOUNTS PAYABLE SCHEDULE"); and (bb) all accounts receivable of the Property (the "ACCOUNTS RECEIVABLE"), including note and financing receivables owing by members with respect to any of the Membership Contracts (the "ACCOUNTS RECEIVABLE SCHEDULE"). The Balance Sheet shall be prepared consistently with the books and records of the Property and in accordance with Industry Standard Accounting Principles;

                  (r) Title to all of the vehicles listed on the Schedule of Vehicles;

                  (s) All agreements in any way relating to the Trademarks;

                  (t) Access to such other documents or information as may be reasonably requested by the Purchaser during the Review Period; and

                  (u) On or prior to five (5) days prior to the Closing Date, Seller and Purchaser shall mutually approve a schedule of all Software (the "SCHEDULE OF SOFTWARE") and a Schedule of all Deposits (the "SCHEDULE OF DEPOSITS").

         Purchaser shall also have the right after the expiration of the Review Period (i) to enter upon the Property to conduct further investigation subject to the terms, provisions and restrictions set forth in Section 5.1, and (ii) to have access to the documents and information described in, and subject to the terms, provisions and restrictions of, Section 5.2, provided, that,

Purchaser shall have no right to object to any of the results of such investigations and review which are undertaken after the expiration of the Review Period, and all such investigations, results and review shall be included within the Permitted Exceptions which are approved and accepted by Purchaser; provided, however, that the foregoing shall not affect the covenants, agreements, warranties or representations of Seller in this Agreement or the conditions to Purchaser's obligations under this Agreement, all of which shall remain in full force and effect in accordance with this Agreement.

Purchaser, in accordance with the provisions of Section 5.3, is independently evaluating the Property. However, Seller nevertheless represents and warrants to Purchaser in writing: (i) that no inaccuracy, misstatement or omission of which Seller has "Knowledge" (hereafter defined) is contained in the information described in Section 5.2(b), in any of the aforementioned schedules or in any other final schedules approved in writing by Seller and Purchaser (sometimes herein collectively called the "SCHEDULES"); and (ii) that the individuals named below, acting in the capacities so indicated, are the most knowledgeable with respect to the Property. As used herein, the terms "Knowledge" or "Known" shall mean facts and circumstances which are within the then current actual knowledge of the following persons: (a) Mr. Takeshi Kinoshita, President of the Seller;
(b) Mr. John R. Peto, Managing Director of the Resort; (c) Ms. Lucinda Sharrar Brown; (d) Mr. Brent Christie; (e) the members of the Executive Committee of the Seller; and (f) the senior engineer for the Resort. The terms "Knowledge" or "Known", however, are not intended to include constructive knowledge, imputed knowledge, implied knowledge or to require inquiry to obtain greater knowledge of a fact or circumstance of which any person is otherwise aware. With respect to the preceding, Seller further represents and warrants to Purchaser that to the Seller's Knowledge the following are true and correct as of the date hereof or the date that Seller signs each of the following identified Schedules which are to be agreed upon after the date hereof, except as otherwise indicated thereon:

                  (aa) To the Seller's Knowledge, Seller has not received notice from any Governmental Authority stating, except as shown on the Schedule of Licenses, that: (i) the Licenses necessary for the operation of the Resort as it is currently being operated are not in full force and effect; or (ii) that there has been any uncured violation of any such License.

                  (bb) To the Seller's Knowledge, and except as shown on
         Schedule 5.2(bb) attached hereto or the phase I environmental report which Seller has prepared for the Resort and delivered to Purchaser:
         (i) there are no pending proceedings or inquiries by any Governmental Authority or any third party relating to or arising under any Environmental Laws or based on any nuisance, trespass or any other common law or statutory provisions with respect to the Property or its environmental condition, and Seller has not received written notice from any Governmental Authority or third party threatening any such proceeding or inquiry; (ii) Seller has not received written notice from any Governmental Authority or third party of an uncured violation of Environmental Laws with respect to the Property; (iii) Seller has no Knowledge of the presence or existence of Hazardous Materials on, in, under or about the Property, in violation of CERCLA or any other Environmental Laws, or any other circumstances which might form the basis of a claim under nuisance, trespass or any other common law or statutory provisions relating to Hazardous Materials or the environmental condition of the Property.

                  (cc) To the Seller's Knowledge, and except as shown on the Schedule of Licenses or Schedule 5.2(bb) attached hereto: (i) there are no pending actions, suits, arbitrations, claims or proceedings, at law or in equity, materially affecting the operation of the Property or Seller's interest therein (other than actions arising from "slip and fall" or other personal injury matters, actions involving Employees of the Resort, such as wrongful discharge claims, and actions for which defense is being provided pursuant to the Property's insurance policies) and (ii) Seller has not received any written notice threatening any such action, suit, arbitration, claim or proceeding.

                  (dd) All Licenses are unexpired and are in full force and effect. To the Seller's Knowledge, and except as shown on the Schedule of Licenses or Schedule 5.2(bb) attached hereto, Seller has not received written notice from any Governmental Authority or any third party of a material violation of any Legal Requirements with respect to the Property that has not been cured; notwithstanding the foregoing, Seller makes no representation or warranty regarding compliance by third parties not affiliated with or under the control of Seller with any Legal Requirements or Licenses and Permits with respect to the Property or the operation thereof.

                  (ee) To the Seller's Knowledge, and except as shown on the Schedule of Service Contracts, the Schedule of Licenses or Schedule of 5.2(bb) attached hereto, that: (i) there are no pending condemnation, zoning or special assessment proceedings with respect to the Property or the use thereof, and Seller has not received written notice from any Governmental Authority threatening any such proceeding and (ii) Seller has not entered into any written agreements with Governmental Authorities that will be binding on the Property after the Closing and which would (x) materially affect the operations of or the entitlements applicable to the Property, (y) require the owner of the Property to make improvements to the Property or make dedications or off-site improvements for the benefit of adjoining properties, or (z) make additional expenditures with respect to the operation of the Property.

                  (ff) To Seller's Knowledge, there are no Leases or occupancy agreements which will affect the Property following the Closing, and Seller has not entered into any oral leases or occupancy agreements which will affect the Property following the Closing, except as shown on the Schedule of Leases, or as otherwise agreed to in writing by Purchaser prior to the Closing Date. Seller has delivered to Purchaser true, correct and complete copies of the H.E.R.E. Collective Bargaining Agreement, the Leases, the FF&E Leases, the Licenses and the Membership Contracts, the same have not been modified or amended in any respect except as described on the applicable Schedule relating thereto, and to the Knowledge of the Seller the same are in full force and effect. Furthermore, except as shown on the Schedule of Leases, the Schedule of FF&E Leases, the Schedule of Membership Contracts, the Schedule of Licenses, or the Schedule of Pending Claims, Seller has not received or given any written notice of a material default under the terms of any Membership Contract, Lease, FF&E Lease, the Licenses or any

         Permitted Exception that has not been cured, and Seller has no Knowledge of the basis for any claim of the existence of any such material default.

                  (gg) To Seller's Knowledge, there are no Service Contracts which are not subject to cancellation (without payment of a penalty or cancellation fee) upon thirty (30) days written notice, except as shown on the Schedule of Service Contracts or as otherwise agreed to in writing by Purchaser prior to the Closing Date. Seller has delivered true, correct and complete copies of the Service Contracts to Purchaser, and none of the Service Contracts has been modified or amended in any respect except as set forth on the Schedule of Service Contracts. Furthermore, except as shown on the Schedule of Service Contracts or the Accounts Payable Schedule, Seller has not received or given any written notice of a material default under the terms of any such Service Contract that has not been cured and Seller has no Knowledge of any defaults by Seller thereunder.

                  (hh) To the Knowledge of Seller, there are no real estate commissions, brokerage fees or finder's fees or other compensation payable in connection with any of the Leases.

                  (ii) The term of the H.E.R.E. Collective Bargaining Agreement expires on or before April 30, 2002.

                  (jj) The Schedule of FF&E Leases includes all conditional sales and other financing contracts with respect to the FF&E located at or used in connection with the Resort.

                  (kk) The Schedule of Membership Contracts lists all members of the Resort, such member's class, and any defaults by such member with respect to its Membership Contract.

                  (ll) Seller has, or will before Closing have, good and marketable title to the Trademarks and all other Property; provided, however, that Seller shall not be deemed to make any representation in this section as to its title to the Land, it being agreed that Purchaser shall rely on the Title Policy (hereinafter defined) with respect thereto.

                  (mm) Each of the Licenses relating to the Software is assignable to Purchaser without the payment of any fee or other charge, and all such licenses are in full force and effect.

                  (nn) The Membership Contracts, Leases, FF&E Leases, Service Contracts and the Licenses are assignable to Purchaser without the consent or approval of any third party, except as set forth on the Schedule of Membership Contracts, the Schedule of Leases, the Schedule of FF&E Leases, the Schedule of Service Contracts or the Schedule of Licenses.

                  (oo) Seller owns each of the Supplies on the Supplies Inventory and each of the items shown on the FF&E Inventory free and clear of all liens, claims and encumbrances, except for such items as are leased pursuant to the FF&E Leases.

                  (pp) As of the date of Closing, there shall be no management agreement relating to the Property, and no manager under any management agreement which may have existed prior to the Closing Date shall have any claims or rights against the Property or the owner of the Property.

                  (qq) To the Knowledge of Seller, the Improvements are structurally sound and free of material defects, and that Seller has not done and that it will not between now and the Closing Date do anything or suffer any act which would cancel, terminate, reduce or interfere with the validity, effectiveness or good standing of any existing warranties on the Improvements.

                  (rr) Seller has the full power, authority and all rights necessary to transfer and assign the Trademarks, the Software and the other Property to Purchaser and to carry out the terms and provisions of this Agreement.

                  (ss) The Trademarks listed on the Schedule of Trademarks are all of the Trademarks owned by Seller, Operator or any Affiliate or used with respect to the Resort. The Trademarks, the Software and the Intellectual Property or any rights therein have not heretofore been assigned, pledged, hypothecated or otherwise encumbered and is, in all respects, free and clear of all encumbrances including, without limitation, interests, claims, options, prior assignments, licenses, leases, liens, charges or any other restrictions of any nature whatsoever.

                  (tt) Seller has no Knowledge of any fact that would prevent Purchaser's registration of the Trademarks with the United States Patent and Trademark Office ("PTO") or any other state or foreign registry.

                  (uu) Purchaser's continued use of the Trademarks will not infringe the rights of any person or entity.

                  (vv) Except as disclosed on Schedule 5.2(bb) hereto, there are no claims, pending or threatened, with respect to Seller's rights in the Trademarks.

                  (ww) Seller represents and warrants that it owns, free and clear of all liens, claims and encumbrances, sufficient levels of china, linen, silver and glass (collectively, the "Big Four"), necessary and appropriate to operate a four-diamond rated resort ("Par Levels"). Schedule L to the Agreement sets forth an inventory of the Big Four currently owned by Purchaser and used in connection with the operation of the Resort. To the extent that the Big Four are insufficient to meet Par Levels currently or on the date of Closing, Seller agrees that Purchaser shall receive a credit to the Purchase Price in an amount equal to the cost of acquisition of the Big Four sufficient to meet Par Levels.

                  (xx) Seller is not subject to any agreement, judgment or order inconsistent with the terms of this Agreement.

Seller agrees to indemnify and defend Purchaser from and against all liabilities, claims, actions, demands or damages including, without limitation, attorneys' fees and costs arising from the breach of the foregoing warranties and representations set forth in Sections 5.2(rr) through

5.2(vv) or the covenant set forth in Section 8.14. The provisions of this paragraph shall survive the Closing.

All representations and warranties by Seller in this Section 5.2 shall survive Closing for a period of only one (1) year; provided, however, that if Purchaser shall within said one (1) year period notify Seller in writing of any breach by Seller of any such representations or warranties, then Purchaser shall be entitled to avail itself of any and all remedies provided hereunder or in law or in equity notwithstanding the expiration of said one (1) year period.

         5.3 PURCHASER'S REVIEW PERIOD; TERMINATION RIGHT. Purchaser had until 5:00 P.M., Carlsbad, California local time on October 31, 2001 (the "REVIEW PERIOD DEADLINE") to evaluate the Property. Based on such inspection and review, but subject to the terms of this Agreement, Purchaser has elected to proceed with this Agreement. Based upon such election, the Earnest Money shall be non-refundable to Purchaser (except to the extent otherwise provided in this Agreement) and Purchaser will be deemed to have inspected the Property to the Purchaser's satisfaction and approval, which will include: (i) the physical condition of the Property, but not including the Natural Hazard Matters (hereafter defined); (ii) the Property's compliance or noncompliance with (aa) all laws, statutes, ordinances, codes, rules, regulations or requirements (collectively, "LAWS" and individually, "LAW") relating to the Property as enacted by any Governmental Authority, including without limitation the presence or absence of any substance in the quantities included within the definition of "hazardous substances", "hazardous materials", "toxic substance" or "solid waste" (collectively "HAZARDOUS MATERIALS") as so identified either under any provision of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. `9613), as the same may be further amended or replaced by any similar Law (collectively "CERCLA") or under any other Law now or hereafter in effect pertaining to health, air pollution, water pollution, noise control, waste transportation or disposal, industrial hygiene or the environment (collectively, the "ENVIRONMENTAL LAWS") and (bb) all other matters of public record relating to the Property, whether imposed by, or in favor of, any Governmental Authority or any private party (the "RESTRICTIONS"; the Laws and the Restrictions are sometimes herein collectively called the "LEGAL REQUIREMENTS"); (iii) the terms, conditions and status of all Licenses;
(iv) the terms, conditions and status of all Service Contracts; (v) the terms, conditions and status of all Membership Contracts; (vi) the terms, conditions and status of all Leases; (vii) the terms, conditions and status of the H.E.R.E. Collective Bargaining Agreement; (viii) the terms, conditions and status of all FF&E Leases; (ix) the condition and status of all Pending Claims; (x) the condition, adequacy and status of all Improvements, FF&E and Supplies; (xi) the condition, acceptability and status of the Balance Sheet, including the matters reflected on the Accounts Payable Schedule and the Accounts Receivable Schedule;
(xii) the condition, acceptability and status of ownership of the Property, including all matters set forth in the Title Report, the Supporting Documents, the UCC Searches, the Survey, and the Permitted Exceptions (subject in all events to the terms of Section 11.1(f)); and (xiii) all other matters relating to the Property, in each case all as of the Review Period Deadline (sometimes all of the preceding are herein collectively called the "PROPERTY STATUS MATTERS"); provided, however, that Purchaser's election to proceed with this Agreement shall, notwithstanding the foregoing, not affect the covenants, agreements, warranties or representations of Seller in the Agreement or the conditions to Purchaser's obligations, all of which shall remain in full force and effect in accordance with this Agreement.

                  (a) PURCHASER'S ACCEPTANCE. In the event the Purchaser provides notice to Seller of Purchaser's election to proceed with this Agreement prior to the Review Period Deadline, then the sole obligation of the Seller with respect to the condition of the Property, but subject to the Seller's continuing obligations under the representations and warranties of Seller referenced in this Agreement, will be to deliver possession of the Property to Purchaser in the substantial condition (normal wear and tear and casualty loss excepted) which existed on the Review Period Deadline and Purchaser agrees to accept delivery of the Property on the Closing Date in an AS IS CONDITION, WITH ALL FAULTS, WITHOUT EXPRESS OR IMPLIED WARRANTY AS TO FITNESS FOR ANY PARTICULAR USE, except as otherwise provided in this Agreement. Without limiting the generality of the foregoing, and once again subject to the Seller's continuing obligations under the representations and warranties of Seller in this Agreement, and the covenants of Seller set forth in this Agreement, Purchaser hereby expressly waives and relinquishes, with such waiver and release to survive Closing or any earlier termination of this Agreement, any and all claims, rights and remedies Purchaser may now or hereafter have against Seller, whether known or unknown, with respect to (i) any past, present or future presence or existence of Hazardous Materials on, in, under or about the Property, (ii) any past, present or future violations of CERCLA, and (iii) any Laws, Legal Requirements and Environmental Laws, now or hereafter enacted, regulating or governing the use, handling, storage or disposal of Hazardous Materials, including without limitation CERCLA or Section 25359.7 of the California Health and Safety Code. Additionally Purchaser acknowledges and agrees that the sole inquiry and investigation obligations of Seller as conducted in connection with the environmental condition of the Property will be to assist Purchaser in making a reasonable inquiry as to the status of the environmental condition of the Property and in further assisting Purchaser in all other reasonable respects in obtaining such environmental reports and investigations as Purchaser deems appropriate during the Review Period. For purposes of California Health and Safety Code Section 25359.7, Seller will as a result of the preceding be deemed to have acted reasonably and that Purchaser will have solely relied upon it's own inquiry and investigation.

                  (b) NATURAL HAZARD DISCLOSURE REQUIREMENT COMPLIANCE. Purchaser and Seller acknowledge that Seller may be required to disclose if the Property lies within the following natural hazard areas or zones: (i) a special flood hazard area designated by the Federal Emergency Management Agency (California Civil Code Section 1103(c)(1);
         (ii) an area of potential flooding (California Government Code Section 8589.4); (iii) a very high fire hazard severity zone (California Government Code Section 51178, et. seq.); (iv) a wild land area that may contain substantial forest fire risks and hazards (Public Resources Code Section 4135); (v) an earthquake fault zone (Public Resources Code
         Section 2622); or (vi) a seismic hazard zone (Public Resources Code
         Section 2696) (sometimes all of the preceding are herein collectively called the "NATURAL HAZARD MATTERS"). Purchaser and Seller acknowledge that Seller has engaged or will engage at its expense the services of VISTA Information Solutions, Inc., as a natural hazard consultant and advisor, the selection of whom Purchaser hereby approves (who, in such capacity, is herein called the "NATURAL HAZARD EXPERT") to examine the maps and other information specifically made available to the public by government agencies for the purposes of enabling Seller to fulfill its disclosure obligations, if and to the extent such obligations exist, with respect to the natural hazards referred to in California Civil Code Section 1103 and to report the result of its examination to Purchaser and Seller in writing. The written report prepared by the Natural Hazard Expert regarding the results of its full examination will fully and completely discharge Seller from its disclosure obligations referred to herein, if and to the extent any such obligations exist, and, for the purpose of this Agreement, the provisions of Civil Code Section 1103.4 regarding non-liability of Seller for errors or omissions not within its personal knowledge shall be deemed to apply and the Natural Hazard Expert shall be deemed to be an expert, dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above.

                  (c) PURCHASER'S RELEASE. PURCHASER HEREBY ACKNOWLEDGES THAT IT HAS READ AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE
         SECTION 1542 ("SECTION 1542"), WHICH IS SET FORTH BELOW:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

BY INITIALING BELOW, PURCHASER HEREBY WAIVES THE PROVISIONS OF SECTION 1542 SOLELY IN CONNECTION WITH THE MATTERS WHICH ARE THE SUBJECT OF THE FOREGOING WAIVERS AND RELEASES:

                                    --------------------
                                    Purchaser's Initials

The waivers and releases by Purchaser herein contained shall survive the Close of Escrow and the recordation of the Deeds and shall not be deemed merged into the Deeds upon their recordation.

         5.4 Intentionally Omitted.

         5.5 PROCEDURE FOR PURCHASER'S OBJECTIONS. At any time during the Review Period Purchaser may notify Seller in writing of any objections Purchaser may have with respect to the Property or any portion thereof, or to any matters reflected in or concerning the Property Status Matters. If Purchaser shall so notify Seller of any objections, Seller may elect to cure such objections. If Purchaser, in Purchaser's sole discretion, is not satisfied with the results of any cure efforts by Seller, or Seller is unable to or elects not to satisfy Purchaser's objections, Purchaser may allow this Agreement to terminate on the Review Period Deadline as provided in Section 5.3. In addition to the preceding, in the event that this Agreement does not terminate on the Review Period Deadline and the Seller has made a written offer to Purchaser, signed by an officer of the Seller, to cure any objection to the Property made by Purchaser, and such offer has been properly accepted in writing by an officer of the Purchaser, such agreement shall become a part of this Agreement and failure of Seller to cure such objections in accordance with Seller's written offer as accepted by Purchaser will constitute a default by Seller under this Agreement;

in no other event shall Seller be obligated to cure any objections of Purchaser. In the event Purchaser allows this Agreement to terminate as provided in Section 5.3, neither party shall have any further rights or obligations to the other, except for those obligations which are specifically identified as surviving termination of this Agreement. Nothing herein shall affect the covenants, agreements, warranties or representations of Seller in this Agreement or the conditions to Purchaser's obligations, all of which shall remain in full force and effect in accordance with this Agreement.

                                   ARTICLE 6
                              Permitted Exceptions

         6.1 PERMITTED EXCEPTIONS. Any test items or any other Property Status Matters (subject to the terms of Section 5.3), which in any instance arose prior to the Review Period Deadline and to which in any such instance the Purchaser has not objected in accordance with Article 5, will be deemed approved and accepted by Purchaser (sometimes herein referred to as the "PERMITTED EXCEPTIONS"). In addition to Seller's obligations pursuant to Section 5.5 hereof, at Closing, Seller agrees that it shall remove from title to the Property, at Seller's sole cost and expense, any mortgages, deeds of trust or any other taxes, liens or assessments granted by Seller against the Resort or suffered to be incurred by Seller against the Resort; provided, however, that nothing herein shall limit the conditions to Purchaser's obligations set forth in this Agreement or the obligations of Seller under this Agreement.

                                   ARTICLE 7
                              Operation of Property

         7.1 INTERIM OPERATION. Seller hereby covenants and agrees that upon execution of this Agreement, Seller, unless otherwise approved in writing by Purchaser, shall:

                  (a) Subject to the terms of this Section 7.1, operate, manage, advertise, market and maintain the Property consistent with the Seller's prior practices and as a reasonable and prudent operator of like-kind property in the same competitive market would operate, manage, and maintain the Property, including, without limitation, (i) using reasonable efforts to keep available the services of its present employees of the Resort and to preserve its relations with guests, suppliers and other parties doing business with the Seller with respect thereto, (ii) accepting booking contracts for the use of the Resort on terms not less favorable than the terms typically arranged by the Seller as of the date of execution of this Agreement and retaining such bookings, (iii) maintaining the current level of advertising and other promotional activities for the Resort, and (iv) maintaining its books of accounts and records in its usual, regular and ordinary manner;

                  (b) Not commit waste of any portion of the Property;

                  (c) Keep and maintain the Property in a state of repair and condition substantially the same as it exists on the date of this Agreement (normal wear and tear and casualty loss excepted);

                  (d) Keep, observe, and perform, in all material respects, its obligations under the Licenses, the Leases, the FF&E Leases, the Service Contracts (including the

         Collective Bargaining Agreements), the Membership Contracts and all other applicable contractual arrangements relating to the Property;

                  (e) Not enter into any new Service Contracts, FF&E Leases, Membership Contracts, Leases or other contracts relating to the Property or any amendments, modifications, renewals or extensions of any existing thereof, convert any existing memberships under any of the Membership Contracts, or make any commitments regarding membership programs without Purchaser's prior written consent. Seller shall not modify, renew or extend the World Golf Championship Facilities Agreement with PGA Tour, Inc. and PGA Tours International Federation dated September 27, 1998 (the "TOURNAMENT AGREEMENT"), or enter into any new agreement providing for golf tournaments at the Property without Purchaser's prior written consent. Seller shall enforce each of such Service Contracts, FF&E Leases, Membership Contracts, Leases or any other contracts relating to the Property in the ordinary course of business and shall not terminate any of such agreements without Purchaser's prior written consent;

                  (f) Not cause or permit the removal of FF&E from the Property except for the purpose of discarding and replacing, where needed or appropriate, worn items, provided the same are replaced in the ordinary course of business, and timely making all repairs, maintenance, and replacements to keep the Property and all FF&E in substantially the same condition at the time of Closing as it is on the date of execution of this Agreement (normal wear and tear and casualty loss excepted);

                  (g) Keep Supplies adequately stocked, consistent with a four-diamond rated resort, as if the transfer of the ownership interests to the Property hereunder were not to occur, including without limitation, maintaining adequate turns of linens and bath towels, washcloths, soaps and sundries at current levels existing as of the date hereof for all guest rooms on the Property and china, glass, silverware and other like items at full operational complements;

                  (h) Not grant any bonus, free rent, rebate or other concession to any present or future Tenant, except consistent with Seller's prior practices, as if the transfer of the ownership interests to the Property hereunder were not to occur, or as permitted pursuant to Purchaser's prior written consent. Seller shall not institute any new, or extend any existing, promotions or group sales with respect to the Property without Purchaser's prior written consent;

                  (i) Advise Purchaser promptly of any material change to any of the Pending Claims or of any additional litigation, arbitration, or administrative hearing before any court or other Governmental Authority concerning or affecting the Property which to the Knowledge of the Seller is instituted or threatened after the date of execution of this Agreement or any change to any Schedules provided for in this Agreement;

                  (j) Not settle, compromise, waive or release any of the Pending Claims or any other litigation, arbitration, administrative dispute, claim or other manner of dispute which will affect the Property after the date of execution of this Agreement in a material adverse fashion, without Purchaser's prior consent;

                  (k) Not sell or assign or enter into any agreement to sell or assign, or to create or permit to exist any lien or encumbrance on, the Property or any portion thereof;

                  (l) Not allow any License, Trademark or any other right or agreement actually Known to Seller to be currently in existence with respect to the operation, use, occupancy or maintenance of the Property, to be canceled or otherwise expire or be terminated without Purchaser's prior written consent. Without limiting the foregoing, Seller shall renew its City of Carlsbad business license before the same expires and reinstate the license for the Spa Facility and pay any back fees which may be due in connection with the failure to have renewed such license or have operated the Spa Facility without such license;

                  (m) Not cancel any existing booking contracts for the use of Resort facilities or cancel any new booking contracts obtained by the Seller after the date of execution of this Agreement, except as is consistent with Seller's prior practices, as if the transfer of the ownership interests to the Property hereunder were not to occur;

                  (n) Pay or cause to be paid all taxes, assessments and other impositions levied or assessed on the Property or any part thereof or the operation of the Property;

                  (o) Keep the existing insurance coverage for the Property and the Seller in full force and effect;

                  (p) Acquire all right, title and interest in and to the Trademarks free and clear of all liens, claims and encumbrances prior to the Closing. Seller further agrees to obtain any and all necessary consents, releases, waivers, permits, approvals and authorizations from any previous owners of or interest holders in the Trademarks, and to make any and all filings with all federal, state and local government bodies which are necessary to consummate and record the transfer of the Trademarks to Purchaser as contemplated by this Agreement. Seller shall obtain any and all consents, releases, waivers, approvals or authorizations of all other persons or entities as may be required for the sale, assignment and transfer to Purchaser of the Trademarks including without limitation, such consent as may be required under the March 3, 1993 Agreement between Lacoste Alligator, S.A. and Seller and a full release of claims from any prior owners of or interest holders in the Trademarks as required by Purchaser. Seller shall make all filings necessary to maintain all Trademark applications and registrations that may become due up to and including the 30th day after the Closing, and pay all associated fees. Seller shall not grant any license or transfer any rights whatsoever in any Trademark without the prior written consent of Purchaser. Seller shall not use or begin using any Trademark in any manner that infringes the rights of any third party, and shall immediately report any infringement or alleged infringement by Seller or by a third party; and

                  (q) Take all actions necessary to cause each of the warranties and representations in this Agreement to remain true and correct in all respects from the date hereof to the Closing Date and will refrain from taking any action which will cause, or threaten to cause, any of such warranties or representations to become incorrect or untrue at any time during such period, unless this Agreement contemplates the taking of such action and the modification of the applicable warranties or representations.

                                   ARTICLE 8
                                Special Covenants

         8.1 LIABILITY ASSUMPTION. At the Closing, Purchaser shall assume all of the liabilities, obligations and expenses of Seller under the Service Contracts, the Leases and the FF&E Leases and all liabilities, obligations and expenses with respect to certain access, use and enjoyment rights of the services and facilities of the Resort (including the Hotel) existing in favor of certain prior owners of the Resort, their affiliates and their designees (the "MOLASKY RIGHTS"), as more specifically described on Schedule M attached hereto and made a part hereof, in each case that first arises from and after the Closing (the obligations to be assumed by Purchaser pursuant to this sentence are referred to collectively as the "ASSUMED LIABILITIES" and individually, as an "ASSUMED LIABILITY"). At Closing, Purchaser shall indemnify Seller from and against any loss, claim, liability, cost, expense or demand, including attorney's fees and litigation expenses actually incurred, arising out of any claim or claims under any of the Assumed Liabilities arising after the Closing Date, and Seller shall indemnify Purchaser and its successors and assigns against any and all loss, claim, liability, cost, expense or demand, including attorney's fees and litigation expenses actually incurred, arising out of any claim or claims under any of the Assumed Liabilities arising prior to the Closing Date. Purchaser shall also assume the Pending Claims. Purchaser shall not be deemed to assume any other liabilities, obligations or expenses relating to the Property or arising out of any matter or undertaking which relates to the ownership, use, maintenance or development of the Property, including, without limitation, any expenses, obligations or liabilities with respect to any employees working at the Property except for those obligations specifically assumed hereunder with respect to the H.E.R.E. Collective Bargaining Agreement. The indemnification obligations in this Section shall survive the Closing.

         8.2 STANDBY LOAN. In the event that the purchase and sale contemplated hereunder shall not close solely as a result of a default by Purchaser hereunder, then Purchaser shall provide to Seller an EIGHTY-FIVE MILLION AND NO/100 DOLLARS ($85,000,000.00) loan to Seller, the proceeds of which will be used by Seller for repayment of the current loan from Fuji Bank Ltd. which is secured by the Property (the "FUJI DEBT") and satisfy any other debt of Seller secured by the Property. Such loan shall be secured by a first priority mortgage, lien and security interest in and to all of the Property (including, without limitation, the Trademarks, which shall be required to be owned by Seller) and the Encinitas Land. No other liens, pledges, encumbrances or security interests shall be allowed on such collateral. The basic terms of such loan shall be as set forth on EXHIBIT "C" attached hereto and made a part hereof, provided that all other conditions, requirements and documentation shall be satisfactory in form and substance to Purchaser and Seller and their respective counsel. Purchaser and Seller acknowledge that EXHIBIT "C" does not contain all of the terms, covenants, conditions or requirements of Purchaser with respect to such loan.

         8.3 LIQUOR LICENSES. Purchaser or its lessee or management company or an affiliate of any one of those entities (the "PURCHASER'S OPERATOR") shall, at its own cost and expense, pursue such license applications and other documents as it may deem necessary for the Purchaser or the Purchaser's Operator to obtain all licenses and/or permits with respect to the Property (the "LIQUOR LICENSES") which are necessary to serve or sell liquor, beer, wine and other alcoholic beverages (the "LIQUOR ASSETS") from any restaurants, snack bars, bars, mini bars, lounges and other food or beverage sales locations located within the Property. Seller shall reasonably cooperate, without cost to Seller, with the Purchaser's Operator to obtain or transfer the Liquor Licenses in order that the acquisition of the necessary Liquor Licenses shall take effect on or immediately after the Closing Date. Such shall include the possibility of entering into a Liquor Assets agreement prior to the Review Period Deadline with the Seller's Operator, with such agreement to be in form and substance reasonably acceptable to Purchaser, Seller and Seller's Operator. In the event that it is mutually determined that an additional escrow account for the Liquor Assets is appropriate or necessary with respect to the preceding, such escrow (the "LIQUOR ESCROW") shall be established in accordance with the provisions of Section 9.7(c)(vii) by Purchaser additionally depositing, with adjustment to the Purchase Price, the appropriate amount with respect to the Liquor Assets with the Escrow Agent, or another party mutually acceptable to Seller and Purchaser, and with such deposit amount determined consistent with the specifics set forth in the Liquor Asset Inventory.

         8.4 PROPERTY EMPLOYEES. Seller and Purchaser agree that employees of the Property will be dealt with in the following manner:

                  (a) UNION EMPLOYEES. Purchaser acknowledges that certain employees working at the Property are employed pursuant to the terms and conditions of the following collective bargaining agreements: (a) that certain Collective Bargaining Agreement between Seller and Teamsters Local No. 542, effective July 1, 1997 - June 30, 2002; (b) that certain Collective Bargaining Agreement between Seller and Hotel Employees and Restaurant Employees Union of San Diego, Local 30 ("H.E.R.E. Local 30"), covering the period between November 1, 1997 - April 30, 2002, as amended by that certain Agreement between Seller and H.E.R.E. Local 30, dated June 28, 1999 and that certain Contract Extension Agreement dated October 23, 2001 (the "H.E.R.E. COLLECTIVE BARGAINING AGREEMENT"); and (c) that certain Agreement between Seller and Laborers' International Union of North America, Local No. 89, dated May 22, 1997, extended through December 31, 2001 (collectively the "COLLECTIVE BARGAINING AGREEMENTS"). Subject to the following, Purchaser agrees to assume the H.E.R.E. Collective Bargaining
         Agreement: (1) all obligations or liabilities under the H.E.R.E. Local 30 Collective Bargaining Agreement based on any and all acts or occurrences after the date of Closing will be the obligations and liabilities of Purchaser; (2) all obligations or liabilities under the H.E.R.E. Collective Bargaining Agreement based on any and all acts or occurrences up to and including the date of Closing shall remain the sole responsibility of Seller, except for pension or other retirement plan contributions, vacation pay and any sick pay/attendance bonus for which Purchaser shall receive a corresponding credit therefor on a prorata basis. Purchaser shall not assume the other two Collective Bargaining Agreements or any obligations arising thereunder, including any employee benefit plans. Seller shall terminate the employment of all H.E.R.E. Local 30 Union Employees effective 11:59 p.m. on the day before the Closing Date (it being understood that if for any reason the closing does not occur that such termination shall be deemed void). Purchaser shall, effective as of 12:01 A.M. on the Closing Date (it being understood that if, for any reason the Closing does not occur, such hiring shall be deemed void), employ all H.E.R.E. Local 30 Union Employees. Other than as specifically set forth above as to the H.E.R.E. Local 30 Union employees, Purchaser will not assume any debts, obligations, responsibilities, liabilities, claims, damages, judgments, or settlements arising from any Employee Benefit Plans, contracts or agreements, or arising out of or relating to Seller's operation of the business, sale of the assets, termination of Seller's employees, or any other employment-related matter involving Seller, including, but not limited to Seller's violation of any federal, state or local laws; any such debts, obligations, responsibilities, liabilities, claims, damages, judgments or settlements contemplated hereunder shall be the sole and exclusive responsibility of Seller.

                  (b) I-9 FORMS. As to the H.E.R.E. Local 30 Union Employees, Seller shall provide Purchaser the I-9 Forms the Seller obtained and maintained for those employees.

                  (c) OTHER EMPLOYEES. Other than as set forth in (a) above, Purchaser intends to hire its workforce on the terms and conditions it chooses to establish. Seller shall terminate the employment of all other employees effective as of 11:59 p.m. on the day before the Closing Date (it being understood that if for any reason the Closing does not occur that such termination shall be deemed void). Purchaser shall have no obligation to employ those individuals. Purchaser will not assume any debts, obligations, responsibilities, liabilities, claims, damages, judgments, or settlements arising from any Employee Benefit Plans, contracts or agreements, or arising out of or relating to Seller's operation of the business, sale of the assets, termination of Seller's employees, or any other employment-related matter involving Seller, including, but not limited to Seller's violation of any federal, state or local laws; any such debts, obligations, responsibilities, liabilities, claims, damages, judgments or settlements contemplated hereunder shall be the sole and exclusive responsibility of Seller. However, Purchaser agrees to assume any obligations or liabilities to those individuals that arise under the Worker Adjustment and Retraining Notification Act, 29 U.S.C. 2101 et. seq. (the "WARN Act") due to their termination of employment.

                  (d) COBRA Obligations and Contributions. After Closing Seller shall maintain or reestablish group health plans for the purpose of satisfying any COBRA obligations to all employees. In the event that Seller fails to do so, then Seller agrees to hold harmless and indemnify Purchaser from any and all costs, including legal fees and expenses, incurred by Purchaser related to any COBRA obligations to those employees. In the event that Purchaser does not offer employment to any employee terminated by Seller pursuant to this Section 8.4 who was covered by a health plan maintained by Seller and who timely elects COBRA coverage under that plan, then upon proof of COBRA coverage by Seller and election by the employee Purchaser shall pay $1,000.00 to Seller as a contribution toward that employee's continuation coverage premiums under that plan.

                  (e) EMPLOYEE BENEFIT PLANS. "Employee Benefit Plans" means each employment, collective bargaining or consulting contract or each deferred compensation, profit-sharing, pension, bonus, stock option, stock purchase or other fringe benefit or compensation contract, commitment, arrangement or plan ( whether written or oral), including each plan as defined in sections 3(3) or 3(37)(A) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which Seller has established or maintained, or under which Seller has an obligation to make contributions or to pay benefits for the benefit of persons who are, were or will become entitled to such benefits in accordance with the terms of the plan as employees, former employees, retirees, directors, or independent contractors (or their dependents, spouses or beneficiaries) of Seller or its predecessor in interest or any employer which would constitute an ERISA Affiliate. For purposes of this Agreement, the term "ERISA Affiliate" includes all employers (whether or not incorporated) which by reason of common control are treated together with Seller as a single employer within the meaning of IRC section 414. Except as otherwise provided herein, Seller will make all contributions required under the terms of any Employee Benefit Plan, including those established or maintained in accordance with the provisions of any employee contracts or collective bargaining agreements and shall bear any withdrawal or other liability associated therewith. Seller will pay or otherwise satisfy in a timely fashion all obligations and liabilities accrued under or related to any of such Employee Benefit Plans.

                  (f) OTHER EMPLOYMENT MATTERS. Seller and Purchaser further agree that: (i) Seller and Purchaser will approve a formula or method to be used for determining the above referenced Closing proration credits with respect to the H.E.R.E. Local 30 Union Employee Liabilities which arose prior to the Closing Date; (ii) the Seller will not before or after the Review Period Deadline (aa) amend the Collective Bargaining Agreements or enter into any new employment arrangements (including any new collective bargaining agreement or union contract); or (bb) increase the number of employees, other than in the ordinary course of business for the Property and except for any employee classified as a "part time" employee (as defined in the WARN
         Act); or (cc) amend its existing employment policies, procedures and levels of compensation for the employees, other than in the ordinary course of business and (iii) Purchaser will assume and be responsible for any and all notices, notifications, or liability owing under the WARN Act as a result of the transactions contemplated under this Agreement, whether owing to any employees, Union, any Governmental Authority, or otherwise. Seller and Purchaser shall each respectively indemnify and hold the other harmless from and against any loss, cost, expense (including reasonable attorneys' fees and disbursements actually incurred), damage or liability that either party may suffer by reason of the other's default under this Section, including, without limitation, failure by Seller to credit Purchaser with a proration credit for those obligations and liabilities which arose prior to the Closing Date.

                  (g) GENERAL INDEMNIFICATION. With respect to any item in this
         Section 8.4, Seller shall hold harmless and indemnify the Purchaser from any and all debts, obligations, responsibilities, liabilities, claims, damages, judgments or settlements the Purchaser may encounter, including but not limited to, all legal fees and expenses incurred by the Purchaser in defending against same, and any and all debts, claims, settlements, awards, decisions, judgments, or liens assessed against the Purchaser (including Purchaser's reliance upon Seller's I-9 Forms in (b) above).

                  (h) NO REPRESENTATIONS BY SELLER. Seller is not authorized to make any representations on behalf of the Purchaser.

                  (i) SURVIVAL. The provisions of this Section 8.4 (including, without limitation, all indemnity obligations) shall survive Closing.

         8.5 SUBSEQUENT DEVELOPMENTS. After the Review Period Deadline and continuing until the Closing Date, Seller shall keep Purchaser fully informed of all subsequent developments ("SUBSEQUENT DEVELOPMENTS") which would to the Knowledge of the Seller cause any of the

Schedules identified in this Agreement, any of the Financial Statements or any representations or warranties of Seller to no longer be accurate in any material respect, any of the conditions to Purchaser's obligations under this Agreement not be satisfied or any covenant of Seller under this Agreement to be breached.

         8.6 NOTICES OF VIOLATION. Seller hereby covenants and agrees that all notices of violation of any Legal Requirement ("NOTICES OF VIOLATION") issued, filed, or served by any governmental agency having jurisdiction over the Property against or affecting the Property between the Review Period Deadline and the Closing Date, of which Seller has Knowledge or any Knowledge by Seller of the change in any Property Status Matter, shall be promptly disclosed to Purchaser.

         8.7 SELLER'S COOPERATION. From the date of execution of this Agreement and continuing through the Closing Date, Purchaser, its representatives and employees, shall after reasonable prior notice to Seller (so as to permit good faith coordination efforts between Purchaser and Seller and to avoid undue interference with either Purchaser's due diligence efforts or Seller's continued operation of the Resort consistent with its prior practices) have reasonable access, during normal business hours, to all executive staff at the Property, to all Records, Financial Statements and to other books and information in the possession or control of Seller (or its agents) concerning the Property and shall have the right (at Purchaser's expense) to establish duplicate Records, Financial Statements and books in order to effect a smooth transition in the ownership and management of the Property; provided, however, that Purchaser, its representatives and employees (a) shall not unreasonably interfere with the normal management and operation of the Property, (b) shall treat all information acquired from such Records, Financial Statements and other information in a confidential fashion, in accordance with the provisions of this Agreement, and
(c) shall repair any damage to the physical condition of the Property caused by Purchaser, its representatives and employees. Without limiting the foregoing, following the Review Period Deadline and provided Purchaser has not terminated this Agreement as provided herein, Seller shall permit Purchaser to establish and maintain a shadow management operation with respect to the Resort. Subject to Seller's right to operate the Resort in the ordinary course as set forth in
Article 7, personnel from Purchaser's shadow management operation shall have reasonable access during normal business hours to all books, records and other information in the possession or control of the Seller or its agents concerning the Resort and shall have the right (at Purchaser's sole expense) to establish duplicate books and records (whether in tangible or electronic form) in order to effect a smooth transition in the ownership and management of the Hotel, the right to access employees, union representatives and government officials to discuss Purchaser's acquisition of the Property, the transition of management and such other matters as Purchaser may require, and the right to use a reasonable amount of meeting room space at the Resort, subject to availability and other reasonable restrictions, for applicant processing and interviewing; provided, however, that Purchaser and its shadow management operation and employees shall not unreasonably interfere with the normal management and operation of the Resort, shall hold all information acquired from such books and records confidential in accordance with the provisions of this Agreement, shall repair any damage to the physical condition of the Resort caused by Purchaser or its agents in any such shadow management operation as required by this Agreement, and shall not be deemed to have assumed management responsibilities prior to Closing by virtue of such shadow management.

         8.8 ESTOPPEL LETTERS. On or before the Closing Date, Seller shall obtain and deliver to Purchaser estoppel letters or certificates in form and substance satisfactory to Purchaser with respect to such Service Contracts, FF&E Leases, the Tournament Agreement, homeowner's association agreements or other covenants or agreements applicable to the Property as Purchaser may require. Seller shall also deliver to Purchaser an estoppel in form and substance satisfactory to Purchaser from the City of Carlsbad indicating that Seller is current on all payments for reclaimed water under any agreements, including unsigned agreements, with the City of Carlsbad.

         8.9 GUEST BAGGAGE. Any baggage, golf, tennis, sporting equipment, clothing or other property of departed guests held by Seller at the Resort shall be inventoried, sealed and tagged jointly by Seller and Purchaser as late as possible on the day prior to Closing and may be left at the Resort for a period not to exceed ninety (90) days following the Closing Date. After such period, all such baggage or property will, at the option of Seller, be removed by Seller or abandoned by Seller, and in the latter case Purchaser shall dispose of such baggage in any manner deemed appropriate by Purchaser. Seller hereby indemnifies Purchaser against all claims, losses and liabilities in connection with the removal and subsequent disposal of same by Seller or Purchaser. Purchaser hereby indemnifies Seller against all claims, losses and liabilities arising out of acts of omissions of Purchaser in connection with the holding of such baggage or other property for such ninety (90) day period. All baggage, golf, tennis, sporting equipment, clothing or other property of guests who are still guests of the Resort on the Closing Date which has been checked with or left in the care of Seller shall be inventoried, sealed and tagged jointly by Seller and Purchaser as late as possible on the day prior to the Closing. Purchaser hereby agrees to indemnify Seller against all claims, losses or liabilities with respect to such baggage arising out of the acts or omissions of Purchaser after the Closing. Seller hereby agrees to indemnify Purchaser against all claims, losses or liabilities with respect to such baggage arising out of the acts or omissions of Seller prior to Closing. The provisions of this Section shall survive Closing or any early termination of this Agreement.

         8.10 SAFE DEPOSITS. As late as possible prior to Closing, Seller shall cause the Operator of the Resort to notify guests or Tenants or other persons who have safe deposit boxes, advising them of the pending sale of the Resort to Purchaser, and requesting verification or removal of the contents prior to the Closing Date. Seller may, at its option, require such guests or Tenants to execute new safe deposit agreements, in a form reasonably acceptable to Purchaser and identifying Purchaser as the owner of the Resort, which shall be effective as of 12:01 A.M. on the Closing Date. The safe deposit boxes of all guests or Tenants shall be opened only in the presence of representatives of both Seller and Purchaser. The contents of all boxes opened as aforesaid shall be listed at the time such boxes are opened, each such list shall be signed by or on behalf of Seller and Purchaser, and Purchaser shall not be liable or responsible for any items claimed to have been in said boxes unless such items are included in such list (it being agreed that Purchaser shall have no responsibility for the contents of any such boxes that are not opened in the presence of representatives of both Purchaser and Seller). Seller agrees to indemnify and hold Purchaser harmless from and against any liability or responsibility for any items claimed to have been in said boxes but not included on such list or in boxes that were not opened in the presence of representatives of both Purchaser and Seller, and Purchaser agrees to indemnify and hold Seller harmless from and against any liability or responsibility for items claimed to have been in said boxes and included on such list. The provisions of this Section shall survive the Closing or earlier termination of this Agreement.

         8.11 RETENTION OF RECORDS. Purchaser shall keep all Records, Financial Statements and other books, information and records which Seller shall leave or deliver to Purchaser in accordance with the terms of this Agreement (the "SELLER RECORDS"), for a period of three (3) years after Closing. During such three (3) year period, Purchaser agrees to allow Seller and Seller's accountants, auditors and agents reasonable access during normal business hours to the Seller Records, for purposes of inspection, investigation, analysis, preparation, revision and finalization of Financial Statements, tax returns, tax audits and similar matters for the Seller for the current and prior calendar years. Purchaser further agrees that Seller may, at Seller's expense, make copies of the Seller Records and further that Purchaser shall reasonably cooperate with Seller at Seller's expense in the implementation of the above referenced post-Closing audit procedures. After the expiration of such three (3) year period, Purchaser shall before destroying the Seller Records, notify Seller and Seller may, at its expense, retain or destroy the same.

         8.12 BULK SALES LAW. Purchaser and Seller agree to waive compliance with the provisions of Article 6 of the Uniform Commercial Code effective in the State of California relating to bulk transfers in connection with the sale of the Property. Accordingly, Seller agrees to indemnify, defend and hold Purchaser harmless from and against any and all claims, liabilities, actions or other assertions made against Purchaser in connection with a bulk sale or the failure to comply with such bulk sale laws. The provisions of this Section 8.12 shall survive Closing or any early termination of this Agreement.

         8.13 CERTAIN POST-CLOSING BENEFITS. Buyer and Seller specifically agree that:

                  (a) SPORTS SHINKO CLUB MEMBERS. Subsequent to Closing, but subject to all of the terms and conditions of this Section 8.13, Buyer agrees that all Sports Shinko Club Members (hereafter defined) shall be entitled to:

                           (i) Use the Golf Facility and all services related
                  thereto at the then prevailing corporate rate subject to availability as determined by Purchaser in its sole discretion. In order to obtain the corporate rate, the reservation must be made by the Sports Shinko Club and not the member.

                  (b) EXECUTIVE BENEFITS. Subsequent to Closing, but subject to all of the terms and conditions of this Section 8.13, Buyer agrees that Mr. Toshio Kinoshita, the Chairman of the Board of Sports Shinko Co., Ltd., for his personal and individual benefit and use (the "CHAIRMAN") including his then current spouse and also including any of his children of less than twenty-one (21) years of age who in any instance are accompanying the Chairman, shall during his lifetime be provided, on a complementary basis without charge, cost or expense, with the following uses of the Resort and Property: (i) personal use of guest or hotel rooms at the Hotel, including, on an as available basis, use of the Presidential Suite or the next-best accommodation; and (ii) personal use of the Resort, including personal use of the Spa, Golf Facility, Tennis Facility and all other Resort facilities and services, excluding foods, beverages, goods and transportation. Use of guest rooms at the Hotel as above provided may be reserved by the Chairman up to one year in advance of use, but nothing herein contemplates extended residence by the Chairman for a continuous period in excess of thirty
         (30) days on an as available basis. In the event the Chairman is accompanied by any individual other than his then current spouse or qualifying child, such individual not so entitled to complementary use and services so furnished shall pay for such use at the full existing charge therefor applicable to general, non-entitled, users or consumers for that day at the Resort. For the purposes of this Section, availability is determined by Purchaser, in its sole discretion. Further, the services described in this Section expressly exclude food, beverages, goods and transportation.

                  (c) WORLD MATCH PLAY CHAMPIONSHIP. The Chairman shall be designated the honorary chairman of the Accenture World Match Play Championship taking place at the Resort.

                  (d) CERTAIN DEFINITIONS. As used herein, the following words or phrases will have the indicated meanings: (i) Sports Shinko shall mean collectively Sports Shinko Co., Ltd., a Japanese corporation, and all of its Japanese subsidiaries and affiliates; and (ii) Sports Shinko Club Member(s) shall mean any individual who is entitled to use or play privilege arrangements, memberships, membership rights and the like, whether direct or indirect, and of whatever duration, providing or allowing for access to and the use of any golf facility located in Japan which is owned or operated by Sports Shinko.

         8.14 AGREEMENTS RELATING TO TRADEMARKS. Seller will not in the future use and/or register with the PTO or any other trademark registry in existence as of the effective date of this Agreement or the Closing Date or that may come into existence in the future whether in the United States or in any foreign country (a) any mark containing or comprised of the words "La Costa" or "Tournament of Champions"; or (b) any mark, whether currently available or available in the future, that may be confusingly similar to any of the Trademarks. This Section 8.14 shall survive the Closing.

         8.15 FF&E INVENTORY. Prior to the Closing, Seller and Purchaser shall prepare and mutually approve in a written format signed by both Purchaser and Seller an inventory of all FF&E (the "FF&E INVENTORY").

                                   ARTICLE 9
                          Closing and Closing Documents

         9.1 CLOSING. On execution of this Agreement, the Seller and Purchaser shall deposit an executed counterpart original hereof with the Escrow Agent and such counterpart original shall serve as the instructions to the Escrow Agent as the escrow holder for the consummation of the transactions contemplated hereunder (sometimes hereunder called the "CLOSING" or the "CLOSE OF ESCROW"). Seller and Purchaser agree to execute and deliver such additional and supplemental escrow instructions as may be reasonably required by Escrow Agent to enable it to comply with the terms of this Agreement. Closing shall take place at such place as is mutually agreeable to the parties, on or before November 15, 2001 (the "CLOSING DATE") or as otherwise set by written agreement of the parties.

         9.2 SELLER'S DELIVERIES. At least one (1) business day prior to the Closing, Seller shall either deposit into escrow with the Escrow Agent or deliver to Purchaser, in addition to all other items required to be delivered by Seller, the following:

                  (a) DEEDS. One or more grant deeds with respect to the Land conveying good and marketable fee simple title to the Land, free and clear of all liens, restrictions and encumbrances other than such matters as Purchaser has approved in writing to be final exceptions in the Title Policy, and one or more of the quitclaim deeds conveying the Property based on the legal description contained in the Survey (the "Deeds");

                  (b) BLANKET QUITCLAIM. A blanket quitclaim deed and bill of sale from Seller, Scawfell LaCosta Company (the "OPERATOR"), The La Costa Company L.P., Ron Thompson and his spouse, and Mr. Takeshi Kinoshita and his spouse, as to any right, title, interest, claim or benefit of such parties in and to the Property, and a full release of all of their respective right, title, claims and interest with respect to the Property (including, but not limited to, any rights with respect to the Property under any management agreement relating thereto). In addition, each of such parties which has the name "La Costa" in its name shall enter into an agreement satisfactory to Purchaser evidencing their agreement to remove the name "La Costa" from their name;

                  (c) MEMBERSHIP CONTRACTS. The original membership notes included within the Membership Contracts, duly endorsed to Purchaser;

                  (d) RENT ROLL. An updated rent roll of the Leases as of the Closing Date;

                  (e) REAFFIRMATION. A certification reaffirming Seller's representations and warranties in this Agreement as of the Closing Date;

                  (f) NOTICE LETTERS. Notices to tenants under the Leases and such other persons as Purchaser may reasonably request which identifies Purchaser as the owner of the Resort and such other matters as Purchaser may require;

                  (g) OWNER'S AFFIDAVIT. An owner's affidavit in form and substance required by Purchaser and the Title Company and sufficient to remove all standard exceptions from the Title Policy (including mechanic's liens, unrecorded matters and the rights of parties in possession);

                  (h) RELIANCE LETTERS. Reliance letters in form and substance satisfactory to Purchaser with respect to all Phase I environmental reports and supplemental reports with respect to the Property delivered by Seller to Purchaser, which reliance shall include reliance by any lender to Purchaser;

                  (i) COMMISSIONS. Evidence satisfactory to Purchaser that all brokerage commissions with respect to the Leases have been paid in full and that no such broker has any further right to the payment of any commission with respect to the Property;

                  (j) RELEASE OF FUJI LIEN; OTHER LIENS. Seller shall deliver to Purchaser a satisfactory payoff letter from Fuji with respect to the Fuji Debt and a commitment to release all documents encumbering all or any portion of the Property, together with evidence satisfactory to Purchaser of the release of all other security interests, liens, pledges or other encumbrances on any of the Property (including, without limitation, the release of all UCC financing statements);

                  (k) BILLS OF SALE. Bills of Sale with respect to all tangible personal property, including without limitation, the Intellectual Property, Supplies and the FF&E, containing limited warranties of title and free and clear of all liens, claims and encumbrances;

                  (l) CONTRACT ASSIGNMENTS. Assignments of the Service Contracts, Membership Contracts, FF&E Leases, Licenses, Deposits, Utility Reservations, and Warranties and all other matters associated with the Property to be transferred and assigned to Purchaser pursuant to the terms of this Agreement (sometimes herein collectively called the "ASSIGNED CONTRACTS"), containing limited warranties of title and free and clear of all liens, claims and encumbrances, and reflecting the provisions of Section 8.1;

                  (m) LEASE ASSIGNMENTS. Assignments of the Leases, containing limited warranties of title and free and clear of all liens, claims and encumbrance (the "ASSIGNED LEASES");

                  (n) CONSENTS. All written consents from third parties as may be necessary or required by the terms of the Assigned Contracts, the Assigned Leases or the Trademarks;

                  (o) FIRPTA AFFIDAVIT. An affidavit from Seller in form and substance acceptable to Purchaser, as required by Section 1445 of the Internal Revenue Code, as amended, specifying or identifying with respect to Seller (i) that Seller is not a foreign person, foreign entity, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income tax regulations), (ii) the Seller's taxpayer identification number or U.S. employer identification number, (iii) the Seller's office address, and (iv) such other matters as Purchaser may reasonably require in order to satisfy itself that no withholding is required under Section 1445, including an indemnity against any claim for taxes which should have been withheld (which shall survive the Closing). Seller shall also deliver a California Form 590-RE and a California Form 597-W with respect to the Property;

                  (p) VEHICLE TITLES. The necessary certificates of title together with any other documentation necessary for the use and operation of the vehicles identified on Schedule B to be sold pursuant to this Agreement, if any, free and clear of all liens, claims and encumbrances;

                  (q) AUTHORITY DOCUMENTS. Evidence satisfactory to Purchaser that the transaction hereunder has been duly and properly authorized by Seller and that the person or persons executing the closing documents on behalf of Seller have full right, power and authority to do so;

                  (r) PLANS, KEYS AND OTHER DELIVERIES. To the extent not previously delivered to Purchaser and to the extent in the possession of Seller or reasonably obtainable by

         Seller without undue cost: all Plans and Specs; all keys, access cards, combinations or similar items for the Property (which shall be properly tagged for identification); all Records; all Licenses; all Warranties; all Assigned Contracts; and all Deposits;

                  (s) ORIGINAL DOCUMENTS. Originals of all of the documents and agreements covered by the foregoing that have not already been delivered to Purchaser, to the extent in the possession of Seller or reasonably obtainable by Seller without undue cost;

                  (t) UPDATES. A complete list of all advance room reservations, functions and the like, in reasonable detail;

                  (u) ESTOPPEL LETTERS. The estoppel letters to be obtained by Seller in accordance with Section 8.8 above;

                  (v) CLOSING MEMORANDUM. The document prepared by the Escrow Agent to record the payment of the costs of performing this Agreement, the prorations required hereunder of receipts and disbursements relating to the Property, and the corresponding adjustments of the Purchase Price (the "CLOSING MEMORANDUM");

                  (w) TRADEMARKS. All instruments of transfer, properly executed by Seller and acknowledged, assigning to Purchaser all of the Trademarks, including but not necessarily limited to the following:

                           (i) An Assignment the form of EXHIBIT "B" attached to
                  this Agreement;

                           (ii) All instruments necessary to assign any foreign
                  registrations or applications; and

                           (iii) All registration name change agreements
                  necessary to assign to Purchaser all domain names included in the definition of Trademarks.

                  (x) LICENSE AGREEMENT. A license agreement to be entered into with respect to the non-exclusive use of the Trademarks with respect to the ownership and operation of one (1) golf course resort in Japan currently using the Trademarks executed by Sports Shinko Co., Ltd., or another affiliate thereof as designated by Seller and approved by Purchaser, as licensee, such agreement, in form and substance, to be approved by Purchaser and Seller prior to the Closing Date (the "LICENSE AGREEMENT").

                  (y) TAXES. Copies of any tax returns required to be filed together with evidence of payment by Seller of all sales or similar taxes payable by reason of the sale of the Property hereunder;

                  (z) ACKNOWLEDGMENT. An acknowledgment of the survival of Seller's indemnification obligations and other covenants under this Agreement that survive the Closing; and

                  (aa) MANAGEMENT AGREEMENT. Evidence satisfactory to Purchaser of the termination of any management agreement with Operator with respect to the Property.

On the Closing Date, Seller shall deliver possession of the Property to
Purchaser: (i) free and clear of all liens, claims, encumbrances, management contracts and tenancies of every kind and parties in possession, except for the Tenants under the Leases and for guests and users of the Resort; and (ii) in substantially the same condition as existed on the expiration of the Review Period Deadline, normal wear and tear and casualty loss excepted.

         9.3 PURCHASER'S DELIVERIES. At or before Closing, Purchaser shall either deposit in escrow with the Escrow Agent or deliver to Seller, in addition to all other items required to be delivered by Purchaser, the following:

                  (a) PURCHASE PRICE. The Purchase Price, plus or minus the adjustments to be made at the Closing in accordance with the terms of this Agreement, as reflected on the Closing Memorandum;

                  (b) ASSUMPTION AGREEMENTS. Agreements whereunder Purchaser assumes all matters to be assumed by Purchaser under this Agreement relating to: (i) the Service Contracts; (ii) the Leases; (iii) the FF&E Leases; (iv) the Pending Claims; and (v) the Molasky Rights, limited as provided in this Agreement with respect to the Service Contracts, the Leases, FF&E Leases and the Molasky Rights to those obligations first arising thereunder from and after the Closing Date;

                  (c) AUTHORITY DOCUMENTS. Evidence satisfactory to Seller that the transaction hereunder has been duly and properly authorized by Purchaser and that the person or persons executing the closing documents on behalf of Purchaser have full right, power and authority to do so;

                  (d) CLOSING MEMORANDUM. The Closing Memorandum;

                  (e) LICENSE AGREEMENT. The License Agreement duly executed and delivered by Purchaser; and (f) FF&E INVENTORY. The FF&E Inventory.

         9.4 ADDITIONAL DOCUMENTS; FORM OF DOCUMENTS. Seller and Purchaser shall each deposit or deliver such additional documents as are reasonably required by the other party or the Escrow Agent to evidence or consummate the purchase and sale of the Property in accordance with the terms hereof. All documents and instruments deposited or delivered as required under this Agreement shall be in form and counterpart number as are mutually acceptable to Seller and Purchaser, and shall be executed and acknowledged (where appropriate) in a legally sufficient manner.

         9.5 DISBURSEMENTS AND OTHER ACTIONS BY ESCROW AGENT. At the Close of Escrow, the Escrow Agent shall promptly undertake all of the following in the manner indicated:

                  (a) Cause to be recorded in the official records of the appropriate Governmental Authority all Deeds and other documents that Seller or Purchaser requests be recorded, in the order and manner that will allow issuance of the Title Policy or transfer of title to the vehicles listed on Schedule B hereto or title to the Trademarks (or at Purchaser's option, Purchaser may record such documents), and cause conformed copies of all such recorded documents to be delivered to Seller and Purchaser upon Title Company's receipt thereof;

                  (b) Disburse all funds pursuant to the Closing Memorandum; and

                  (c) Deliver to Seller and Purchaser, respectively, counterpart originals or copies of all documents deposited into escrow in accordance with the requirements of subsequent supplemental escrow instructions as are delivered by Seller or Purchaser.

         9.6 CLOSING COSTS. The Purchaser will pay the following costs: (a) the Purchaser's attorneys' fees and expenses; (b) all costs incurred in connection with the Purchaser's inspection of the Property and the Property Status Matters;
(c) the sum of (i) the premium for the Title Policy attributable to the ALTA extended coverage, plus (ii) all of the fees, costs and premiums charged by the Title Company for each and every endorsement thereto as may be required by Purchaser or its lender, unless such endorsement is required by Purchaser in order to insure over or provide comfort with respect to an exception to be included in the Title Policy; and (d) one-half (1/2) of all escrow fees and closing fees charged by the Escrow Agent. The Seller will pay the following costs: (aa) the Seller's attorneys' fees and expenses; (bb) the fees, costs and premiums charged by the Title Company with respect to the Title Report, Supporting Documents, UCC Searches, the other title searches described in
Section 4.1 and the premium for the Title Policy attributable to CLTA standard coverage, exclusive of any such fees, costs and premiums charged with respect to any endorsement required by Purchaser or its lender (except as otherwise provided in this Section 9.6) and the premium of the Title Policy attributable to ALTA extended coverage; (cc) all costs of recording the Deeds (including any and all city, county or other documentary transfer taxes relating thereto) and any other conveying costs relating to any transfers to the Purchaser; (dd) one-half (1/2) of all escrow and closing fees charged by the Escrow Agent; (ee) any and all costs which have been incurred by Seller in connection with the preparation of the Survey; (ff) any and all royalty payments which may be due under Section 986 of the California Civil Code for any works of fine art; (gg) all costs of the National Hazard Expert; (hh) any occupancy tax or bed tax due prior to the Closing Date; and (ii) any costs of recording documents necessary to clear title to any of the Property. Seller shall deliver to Purchaser on or before ten (10) days following Closing a clearance certificate from the franchise tax board indicating that Purchaser shall have no liability with respect to any personal property sales taxes which may be due in connection with the transfer of the FF&E and Supplies by Seller. The obligations of Purchaser and Seller under this Section will survive Closing or any earlier termination of this Agreement.

         9.7 PRORATIONS. At Closing, the following items of revenue and expense shall be prorated, adjusted and allocated, on the basis of a 365 day year, as of 12:01 A.M. (except as otherwise herein provided) on the Closing Date:

                  (a) PROPERTY TAXES. General and special real estate taxes, personal property or use taxes, and assessments, if any, for the tax period in which the Closing occurs shall be apportioned between Seller and Purchaser on a per diem basis through and including the day preceding the Closing Date; provided, however, Seller shall receive a credit in an amount equal to that portion of any Deposit transferred to the benefit of Purchaser to the extent the same relates to any such taxes for any period prior to Closing. If the rate or amount of such taxes shall not be fixed prior to the Closing Date, the adjustment thereof on the Closing Date shall be on the basis of the best available estimates for such taxes, and assessments that will be due and payable on the Property for the tax period in which the Closing occurs. As soon as the exact amount of such taxes, and assessments for such period is ascertained, Seller and Purchaser shall readjust the amounts thereof to be paid by each party to the end that Seller shall pay for such taxes, and assessments attributable to the period of time prior to the Closing Date and Purchaser shall pay for the period from and after the Closing Date;

                  (b) OPERATING REVENUE AND COSTS. All revenues from and costs of operating the Property shall be allocated and prorated between Seller and Purchaser on the aforesaid basis and, except as otherwise provided herein, all such allocations and/or prorations will be made in accordance with generally accepted accounting principles, consistently applied, in accordance with (where appropriate) standard hotel and resort accounting procedures as set forth in the most current edition of the Uniform System of Accounts for Hotels, as approved by The American Hotel and Motel Association (collectively the "INDUSTRY STANDARD ACCOUNTING PRINCIPLES"). The items to be allocated and/or prorated shall include, without limitation, the following:

                           (i) Water, sewer, electricity, steam, gas, fuel, oil,
                  telephone and all other utility charges;

                           (ii) Guest room revenue whether in Project Cash or as
                  an Account Receivable, and revenues from the mini-bars, vending machines, coin telephones or other income-producing equipment, arising from occupancy for the night beginning on the day preceding the Closing and ending at 12:01 A.M. on the Closing Date, reduced by any commissions or other similar amounts owing with respect to room rental, all of which income or such commissions shall be divided equally between Seller and Purchaser;

                           (iii) Income and expense from the operation of
                  restaurants, bars or banquet facilities (with Seller receiving the allocation of all income and expenses through the time of first closing of the service hours of any such operation which remains open beyond 12:01 A.M. on the Closing Date);

                           (iv) With respect to Membership Contracts: (aa)
                  monthly dues or other sums paid or payable on an ongoing monthly basis thereunder will be prorated; (bb) all initiation, conversion, extension, commencement, initial or continuation membership fees received by Seller prior to the effective date of this Agreement will be excluded from proration and will be retained by Seller without any adjustment to the Purchase Price (other than annual membership fees which will be deemed annualized monthly dues and will be prorated); (cc) all or any portion of initiation, conversion, extension, commencement, initial or continuation membership fees owing with respect to any Membership Contract having an effective date on or before the effective date of this Agreement, whether owing under a promissory note held by Seller or otherwise (hereafter referred to as "MEMBERSHIP ACCOUNTS RECEIVABLE"), will be prorated pursuant to the terms of
                  Section 9.7(c)(vi) below; and (dd) all initiation, conversion, extension, commencement, initial or continuation membership fees created pursuant to any Membership Contract having an effective date after the effective date of this Agreement, but before the Closing Date and which is approved by Purchaser (a "GAP MEMBERSHIP CONTRACT") will: (i) if received by Seller prior to the Closing Date, be credited to Purchaser at Closing and (ii) if remaining owing on or after the Closing Date, be transferred to Purchaser as an Account Receivable, but without adjustment to the Purchase Price;

                           (v) Except as otherwise herein provided, all amounts
                  paid and payable or revenue received or receivable under any of the Assigned Contracts;

                           (vi) All income and expenses from operation of the
                  Golf Facility, the Tennis Facility and the Spa Facility, such as green fees, court fees, spa fees, cart and club rentals, pro-shop sales, and income from lessons or other services;

                           (vii) All rent and expenses under the Assigned
                  Leases;

                           (viii) Payments owing to any homeowner's associations
                  or similar entities pursuant to the provisions of any covenants, conditions and restrictions applicable thereto, or any similar agreement, applicable to any portion of the Property;

                           (ix) Except as otherwise herein provided, all
                  Accounts Payable (including all trade accounts payable), with a corresponding credit to the Seller to the extent that any Account Payable has been prepaid by the Seller. For any Account Payable pertaining to the period prior to the proration time that were not included on the schedule of prorations and adjustments, Purchaser will forward a copy of such uncredited Accounts Payable to Seller for Seller's approval. If Seller does not notify Purchaser within five (5) days of receipt of such item of Seller's disapproval thereof, then Seller shall be deemed to have approved such item and Purchaser will proceed to make the appropriate payment. If Seller determines not to approve the uncredited Accounts Payable, Seller shall so notify Purchaser in writing and then Seller shall be solely responsible for such uncredited Accounts Payable. In no event shall Purchaser be deemed to assume uncredited Accounts Payable. If the amount of uncredited Accounts Payable paid by Purchaser exceeds $250,000 prior to six (6) months after Closing (or such extended period), Seller shall promptly reimburse Purchaser for such entire amount. Seller shall reimburse Purchaser on or before six (6) months after Closing for all remaining uncredited Accounts Payable; and

                           (x) Annual permits and/or inspection fees (calculated
                  on the basis of the period covered), insurance premiums (on insurance policies, if any, continued after the Closing), and other expenses normal to the operation and maintenance of the Property.

                  (c) CASH, DEPOSITS, ACCOUNTS RECEIVABLE, BANK ACCOUNTS, AND SPECIAL ADJUSTMENTS. In addition to the allocations and prorations provided for in Section 9.7(b) above, the following amounts shall be credited to Seller or to Purchaser, as provided below:

                           (i) Utility deposits made by Seller, which are
                  credited or transferred to the account of Purchaser by the holder thereof, shall be assigned to Purchaser and credited to Seller at Closing;

                           (ii) Prepaid Deposits for any guest reservations or
                  events occurring after the Closing, net of any commissions or other expenses incurred in booking such events which were paid by Seller prior to the Closing, shall be transferred to Purchaser without adjustment to the Purchase Price;

                           (iii) Deposits made by Seller with any Governmental
                  Authority or contracting party which relate to any of the Property conveyed to Purchaser shall, to the extent assignable, be assigned to Purchaser and credited to Seller at the Closing;

                           (iv) Amounts required to satisfy all outstanding gift
                  certificates and "script" or barter certificates exchangeable or payable for in kind use of services at the Property by holders thereof (as set forth on the Balance Sheet as current liabilities of the Property), shall be mutually agreed upon by Seller and Purchaser on or before the Closing Date and dealt with in the following fashion:

                  (aa) All gift certificates not bearing an expiration date or those bearing an expiration date but which will not expire under applicable law will be assumed by Purchaser, but an amount equal to the sum of the face amount thereof shall be credited to Purchaser at Closing; and

                  (bb) All gift, barter or "script" certificates bearing an expiration date and which can expire under applicable law will be assumed by Purchaser, but at Closing the Escrow Agent shall create and fund from Seller's proceeds a separate holdback account in an amount equal to the face amount of all such gift, barter or "script" certificates (the "HOLDBACK ACCOUNT"). Escrow Agent shall establish the Holdback Account, and shall handle and disburse the funds held therein, in accordance with an escrow holdback agreement in form and substance reasonably acceptable to Purchaser and Seller, which shall include, without limitation, provisions for: (i) the prompt reimbursement to Purchaser of each and every such gift, barter or script certificate redeemed at the Property, up to each face amount thereof; and (ii) the prompt payment to Seller of the face amount of each certificate which is unredeemed on its corresponding expiration date. The term of the Holdback Account shall expire on the date which is fifteen (15) days following the last expiration date. Upon the expiration of the term of the Holdback Account, any escrowed funds remaining therein will be paid over to Seller or its designee.

                           (v) Project Cash on hand at the Property which
                  remains on the premises as of the later of 12:01 A.M. on the Closing Date, or one hour after time of the closing of service hours with respect to any restaurant bar or banquet facility thereafter remaining open, shall be credited to Seller and such Cash shall remain on the premises and be the property of Purchaser;

                           (vi) At the Closing, Seller shall assign to Purchaser
                  the Accounts Receivable (as shown on the books of the Resort at Closing) including without limitation the Membership Accounts Receivable, and the Purchase Price shall be increased by an amount equal to the sum of (i) 90% of the amounts owed from credit card companies pursuant to signed credit card receipts, regardless of whether such credit card receipts have been delivered by Seller to the credit card companies (net of fees payable in connection with the processing of credit card charges) (herein referred to as "CREDIT CARDS"), plus (ii) 95% of the total amount of the Membership Accounts Receivable, plus (iii) 70% of the amount of all other Accounts Receivable (the "NON-MEMBERSHIP ACCOUNT RECEIVABLES"), excepting, however, amounts due from transient guests for lodging and other items on the night commencing prior to and ending on the day on which the Closing occurs plus (iv) one-half of the amounts due from transient guests for lodging and other items on said night (or, to the extent that such transient guests settle their accounts with a credit card, Seller shall receive 90% of the amount described in this clause (iv)). Seller shall notify all credit card companies promptly after execution of this Agreement of the pending sale of the Property and instruct them to change the payment method of Credit Cards from the current method of wire transfers into Seller's bank account to check payment with such payments to be made to Purchaser following Closing. All Accounts Receivable as of the Closing for which the Purchase Price is so increased, and all Accounts Receivable arising out of Resort operations from and after the Closing Date, shall be the property of Purchaser after the Closing, subject to the following reconciliations and reassignment: (x) there shall be no reconciliation or reassignment of the Membership Accounts Receivable, (y) on the date that is three months after the Closing Date and again on the date that is six months after the Closing Date, Purchaser shall pay Seller any amounts received by Purchaser from and after the Closing Date on account of the Credit Cards and the Non-Membership Accounts Receivable in excess of the payment Seller receives at the Closing for the Credit Cards and Non-Membership Accounts Receivable (or, with respect to the six-month reconciliation, in excess of payments received by Seller at the Closing and at the three-month reconciliation), and (y) upon completion of the six-month reconciliation, if it is determined that Seller has received payments on account of Credit Cards and Non-Membership Accounts Receivable greater than amounts collected by Purchaser after the Closing with respect thereto, then Seller shall promptly reimburse Purchaser for such excess amounts. At the three-month reconciliation and the six month reconciliation, Purchaser shall provide an itemization and reconciliation of all receipts by Purchaser. Purchaser shall re-assign to Seller the right to collect any Credit Cards and Non-Membership Accounts Receivable remaining unpaid as of such date. After the reconciliations made pursuant to the preceding sentence, there shall be no further adjustment between Seller and Purchaser with respect to Accounts Receivable. All Accounts Receivable arising from a Gap Membership Contract, pursuant to Section 9.7(b)(iv), will be assigned to Purchaser at Closing and shall remain the property of the Purchaser and will not be subject to the prorations provided above.

                           (vii) At Closing Purchaser shall, subject to prior
                  depletion or consumption in the ordinary course of operation of the Resort and replacement in the ordinary course of business, receive possession of all items identified on the FF&E Inventory and the Supply Inventory without adjustment to the Purchase Price, provided that: (aa) if Purchaser notifies Seller no later than five (5) business days prior to the Closing Date in writing of Purchaser's specific rejection of any items contained in the Supplies then, in such event, Seller will retain each such rejected item, remove such rejected item from the Property by Closing and the Purchase Price will not be adjusted by the cost thereof and (bb) in the event the Liquor Escrow has been established with respect to the Liquor Assets, then the Purchase Price will be adjusted, but the Purchaser will be entitled after Closing to receive any funds thereafter released from the Liquor Escrow; and

                           (viii) All existing bank accounts of Seller shall be
                  retained by Seller and closed out by Seller in due course; Purchaser shall open and fund its own bank accounts;

                  (d) SALES TAXES. All sales, use and occupancy taxes, if any, due or to become due in connection with revenues received from the Property for the period prior to the time of Closing will be paid by Seller. Purchaser shall be liable to pay all such sales, use and occupancy taxes due or to become due in connection with revenues for the period on and after the time of Closing. Seller and Purchaser shall each pay their respective share of all sales, use and occupancy taxes due or to become due in connection with revenues apportioned between Seller and Purchaser as provided in this Section. On or prior to the Closing, Seller shall obtain an Escrow Clearance from the California State Board of Equalization confirming that Purchaser will not have any liability for any sales taxes for the period prior to the Closing.

                  (e) BIG FOUR. At Closing Purchaser shall receive such credit against the Purchase Price, if any, as is required under Section 5.2(ww).

                  (f) CAPITAL LEASES. At Closing, Purchaser shall receive a credit against the Purchase Price in an amount equal to the amount of all obligations under capital leases of equipment or FF&E at the Property from the Closing Date through the expiration thereof, including any amounts payable under purchase options or buy-outs at the end of the lease contained therein.

                  (g) SOFTWARE LICENSES. At Closing Purchaser shall receive a credit against the Purchase Price in an amount equal to the amount necessary to be paid to renew the Licenses relating to any Software listed on the Schedule of Software.

                  (h) REMOVAL OF MONETARY ENCUMBRANCES. Purchaser may at Closing direct the Escrow Agent to satisfy from the Purchase Price the Fuji Debt and any other mechanic's liens, outstanding taxes or assessments or other liens against the Property which are not accepted by Purchaser pursuant to this Agreement and were created by or on behalf of the Seller, and Purchaser shall receive a credit against the Purchase Price therefor.

                  (i) SURVIVAL. All obligations of Purchaser and Seller which by the terms of this Section 9.7 are to be performed following the Closing shall survive the Closing.

         9.8 RECONCILIATION AND FINAL PAYMENT. A preliminary schedule of the prorations and closing adjustments provided for hereunder shall be initially prepared by Purchaser and submitted to Seller for review and approval, which approval will not be unreasonably withheld. Once finalized, such adjustment and prorations shall be incorporated into the Closing Memorandum. In the event, however, that any of such prorations or adjustments cannot be calculated accurately by Closing, then Seller and Purchaser shall reasonably cooperate after Closing to make a final determination of the prorations and adjustments required hereunder within six (6) months of Closing. Upon the final reconciliation of the prorations and adjustments, the party which owes the other party any sums hereunder shall pay such party such sums, together with interest thereon at the rate of six percent (6%) per annum from Closing to the date of payment. Such payment shall be made within ten (10) days after the reconciliation of such sums. In any event, Seller and Purchaser shall pay their own costs and expenses in preparation of the preliminary schedule and any costs and expense of any accountant as above provided shall be paid equally between Seller and Purchaser. The obligations to calculate such prorations, make such reconciliations and pay any such sums shall survive the Closing.

         9.9 LIABILITY ESCROW. On the Closing Date, Escrow Agent shall retain the sum of $7,000,000.00 from Seller's proceeds and create an escrow (the "LIABILITY ESCROW"). Escrow Agent shall establish the Liability Escrow, and shall handle and disburse the funds held therein, in accordance with a liability escrow agreement in form and substance reasonably acceptable to Purchaser and Seller, which shall generally provide that the Liability Escrow shall be held and disbursed as provided in this Section 9.9. The Liability Escrow shall be security for Seller's payment of any liability to Purchaser arising following the Closing for breaches of covenants, warranties, representations or obligations of Seller under this Agreement and the performance of any post-closing obligations of Seller set forth in this Agreement (the "CONTINUING OBLIGATIONS"). In the event that Purchaser on or before the date that is one (1) year following the Closing Date asserts the existence of a Continuing Obligation of Seller, it shall give prompt written notice to Seller and Escrow Agent specifying the nature and amount of the claim asserted. If Seller, within thirty
(30) days after receiving such notice from Purchaser, shall not give written notice to Purchaser and Escrow Agent announcing its intent to contest such claim, such assertion shall be deemed accepted by Seller and Escrow Agent shall pay to Purchaser the amount of such claim from the Liability Escrow. In the event, however, that Seller contests the assertion of the claim by giving a written notice to Purchaser and Escrow Agent within such thirty (30) day period, then if Purchaser and Seller, acting in good faith, cannot reach agreement with respect to such claim within sixty (60) days after such notice is first given to Seller, such parties may seek any remedy available to them at law or in equity. In the event that it is determined following the pursuit of such remedies that Seller is responsible for payment of any such claim to Purchaser, then Purchaser shall be entitled to receive from Escrow Agent the amount thereof from the Liability Escrow, regardless of whether such determination is made within such one (1) year period or not. On the date which is one (1) year following the date of the Closing Date, Escrow Agent shall pay to Seller the amount remaining in the Liability Escrow, as such amount has been reduced by the amount of any claims that have been accepted by Seller as valid claims or which have otherwise been determined to be valid claims, and by the amount of any claims which are the subject of a contest as to whether such claims are valid or not. In the event it is determined following the expiration of such one (1) year period that any pending claim was not a valid obligation of Seller, Escrow Agent shall promptly pay to Seller the amount of such disputed claim from the Liability Escrow.

                                   ARTICLE 10
                         Representations and Warranties

         10.1 REPRESENTATIONS BY PURCHASER. Purchaser hereby represents and warrants unto Seller that the following statements will be true, correct and complete in every material respect as of the Closing Date:

                  (a) Purchaser is duly formed and validly existing and has full right, power and authority to enter into this Agreement and to assume and perform all of its obligations under this Agreement. Such performance by Purchaser of its obligations hereunder will require no further action or approval of Purchaser's shareholders or board of directors or of any other individuals or entities. The individuals signing on behalf of Purchaser at Closing shall be fully authorized so to act; and

                  (b) The entry into, performance of, or compliance with this Agreement by Purchaser has not resulted, or will not result, in any violation of, default under, or acceleration of any obligation under any existing corporate charter, certificate of incorporation, bylaw, articles of organization, other organizational document, mortgage indenture, deed of trust, lien agreement, note, contract, permit, judgment, decree, order, restrictive covenant, statute, rule or regulation applicable to Purchaser.

         10.2 REPRESENTATIONS BY SELLER. Seller hereby represents and warrants unto Purchaser that the following statements are true, correct and complete in every material respect as of the date of this Agreement and will be true, correct and complete in every material respect as of the Closing Date:

         (a) Seller is a duly formed and validly existing corporation under the laws of California with full power and authority to own and operate the Property, to enter into this Agreement and to assume and to perform all of its obligations under this Agreement. Such performance by Seller of its obligations hereunder will require no further action or approval of Seller's shareholders or board of directors or of any other individuals or entities. The individuals signing below on behalf of Seller in their indicated representative capacities are fully authorized to so act;

                  (b) The Seller's principal place of business is located at Costa Del Mar Road, Carlsbad, California 92009;

                  (c) The Seller (i) is not in receivership or dissolution, (ii) has not made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature, or (iii) has not been adjudicated a bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under federal bankruptcy law or any other similar law or statute of the United States or any jurisdiction and, to the best Knowledge of the Seller, no such petition has been filed or threatened against the Seller; and

                  (d) The Seller is not a "foreign person" as defined in Section 1445(f)(3) of the U.S. Internal Revenue Code.

All representations and warranties by Seller in this Section 10.2 shall survive Closing for a period of only one (1) year; provided, however, that if Purchaser shall within said one (1) year period, notify Seller in writing of any breach by Seller of any such representations or warranties, then Purchaser shall be entitled to avail itself of any and all remedies provided hereunder or in law or in equity notwithstanding the expiration of said one (1) year period.

                                   ARTICLE 11
                       Conditions Precedent to the Closing

         11.1 PURCHASER'S CONTINGENCIES. In addition to any other conditions set forth in this Agreement, Purchaser's obligations to consummate the Closing are subject to the timely satisfaction of, and contingent upon, Purchaser's written approval or written waiver of the following conditions and requirements on or before the Closing Date (the "PURCHASER'S CONTINGENCIES"), which shall be conditions precedent to Purchaser's obligations under this Agreement. Should the Purchaser's Contingencies not be satisfied on or before the Closing Date, the Purchaser will be entitled to either waive the same in writing or to terminate this Agreement and receive the Earnest Money. Purchaser's Contingencies are as follows:

                  (a) ENCINITAS CLOSING. Either contemporaneously with, or prior to, the Closing of the transactions provided for under this Agreement, Purchaser or its designee or nominee shall have consummated the acquisition of that certain 4.3 acre tract of real property located in the City of Encinitas, County of San Diego, California (commonly known as the "ENCINITAS RESORT SITE"), pursuant to the terms and conditions set forth in an Agreement for the Purchase and Sale of Real Estate between Encinitas Resort Corporation, as seller, and the Purchaser or its designee or assignee, dated contemporaneously herewith (the "ENCINITAS CONTRACT"). If consummation of the Encinitas Contract fails to occur for any reason other than Purchaser's or its designee's or assignee's default following execution and delivery of the Encinitas Contract, and this Agreement is terminated as herein provided, then the Earnest Money hereunder will be paid to Purchaser. On the occurrence of such default by Purchaser or its designee or assignee resulting in a termination of this Agreement pursuant to this Section 11.1(a), Seller will be entitled to exercise its rights and remedies under Section 3.4 above.

                  (b) TERRORIST ACTS. The non-occurrence on or prior to Closing of any act of terrorism, war, aggression or similar act or occurrence which materially and adversely affects the financial markets in the United States of America.

                  (c) REPRESENTATIONS. The truth and accuracy, as of the date of this Agreement and as of the Closing Date, of each and every warranty or representation made herein by Seller which for purposes of this subparagraph, it shall be assumed that each and every warranty and representation given or made by Seller in this Agreement is unqualified and not limited to Seller's Knowledge.

                  (d) NO SELLER DEFAULT. Seller shall duly perform each and every covenant and agreement to be performed by Seller pursuant to this Agreement.

                  (e) TITLE. Seller shall have delivered title to the Property as required by the terms of this Agreement.

                  (f) TITLE INSURANCE; SURVEY. At Closing, the Title Company shall be prepared to issue, conditioned only upon the payment of the premium required to be paid by Purchaser under this Agreement, of a Form B-1970 Extended Owner's Title Policy (the "TITLE POLICY") on the most recent form of ALTA extended coverage owner's policy, all of which shall be in form and substance satisfactory to Purchaser in all material respects, with the Title Policy containing such material endorsements and direct access reinsurance agreements as Purchaser may require. In addition, Purchaser shall have received a final Survey which shall be in form and substance satisfactory to Purchaser in all material respects.

                  (g) SCHEDULES. All Schedules shall have been accurate and complete when made or delivered. Without limiting the terms of Section 11(c) above, there shall be no matters not disclosed on any Schedule hereto which should have been disclosed on a Schedule which are not acceptable to Purchaser in its sole discretion.

                  (h) SUBSEQUENT DEVELOPMENTS. As of Closing, Purchaser shall not object to any material matter disclosed by Seller to Purchaser pursuant to Section 8.5 or Section 8.6 of this Agreement.

                  (i) NATURAL HAZARD MATTERS. The report of Natural Hazard Matters prepared by the Natural Hazard Expert pursuant to section 5.3 shall be satisfactory to Purchaser in all material respects.

                  (j) OPERATIONAL LICENSES. Purchaser shall have obtained, or determined that it will be able to maintain or obtain, all material Licenses and all other material permits, approvals and other authorizations necessary or desirable to operate the Property and all restaurants, bars and lounges presently located on the Property, including, without limitation, the Liquor Licenses. To that end, Seller and Purchaser shall cooperate with each other, and each shall execute such transfer forms, license applications and other documents as may be necessary or desirable for Purchaser or its designees to maintain or obtain such Licenses, permits, approvals and other authorizations.

         11.2 SELLER'S CONTINGENCIES. In addition to any other condition set forth in this Agreement, Seller's obligations to consummate the Closing are subject to the timely satisfaction of, and contingent upon, Seller's written approval or written waiver of each and every one of the conditions and requirements set forth in this Section on or before the dates indicated (the "SELLER'S CONTINGENCIES"), all of which shall be conditions precedent to Seller's obligations under this Agreement. Should any of Seller's Contingencies not be satisfied, the Seller will be entitled to either waive the same in writing or to terminate this Agreement. Seller's Contingencies are as follows:

                  (a) ENCINITAS CLOSING. The closing of the Encinitas Contract fails to occur by reason of a default by Purchaser or its designee or assignee under the Encinitas Contract. Upon such default, Seller will be entitled to exercise its rights and remedies under Section 3.4 above.

                                   ARTICLE 12
                            Casualty and Condemnation

         12.1 CASUALTY; CONDEMNATION. In the event of actual or threatened condemnation or damage to or destruction of all or any part of the Property prior to the Closing Date, it is agreed as follows:

                  (a) MINOR LOSS. If the value of the Property which is subject of the condemnation or insured casualty loss is not more than One Million Dollars ($1,000,000), this Agreement will continue, all condemnation or insurance proceeds collectible by reason of such taking or damage will be absolutely payable to the Purchaser, the Purchase Price will be reduced by the sum of any deductible amount under any insurance claim, any uninsured amount or the amount of any uncollectible insurance claim, and the sale of the Property will be otherwise closed in accordance with this Agreement.

                  (b) MAJOR LOSS. If the value of the Property which is the subject of the condemnation or casualty loss is more than One Million Dollars ($1,000,000) or the casualty loss is not insured, the Purchaser will have the option for ten (10) business days after receipt of written notice of such taking or destruction (which notice shall be promptly given by Seller) to cancel this Agreement by service of written notice of cancellation. On the exercise of such option, this Agreement will become null and void, and the Earnest Money will be returned to the Purchaser. If, in such event, the Purchaser does not affirmatively exercise the option to cancel this Agreement, such option will lapse, the Purchaser will be entitled to receive all condemnation or insurance proceeds collectible by reason of such taking or destruction, the Purchase Price will be reduced by the sum of any deductible amount under any insurance claim, any uninsured amount or the amount of any uncollectible insurance claim, and the sale of the Property will be otherwise closed in accordance with this Agreement.

                                   ARTICLE 13
                              Default and Remedies

         13.1 PURCHASER'S DEFAULT. If for any reason other than termination hereof pursuant to any right of termination specifically granted to Purchaser hereunder, or except as excused by a default by Seller or a default by Encinitas Resort Corporation under the Encinitas Contract (i) Purchaser refuses or fails to perform any of its obligations under this Agreement, or (ii) Purchaser or its designee or assignee fails to perform any of its obligations under the Encinitas Contract, or (iii) if any representation or warranty made by or on behalf of Purchaser herein shall have been materially incorrect when made; then Seller may make written demand for performance by Purchaser. If Purchaser fails to comply with such written demand within ten (10) business days after receipt thereof, then Seller shall have the right to: (a) terminate this Agreement by giving Purchaser and Escrow Agent written notice thereof; and (b) exercise its right to liquidated damages under Section 3.4 above as its sole remedy. On such termination neither party shall have any further rights, duties or obligations hereunder (except to the extent this Agreement may specifically provide for the survival of certain obligations of Seller or Purchaser) and Seller shall be entitled to receive liquidated damages under Section 3.4 above. Seller and Purchaser hereby acknowledge that, as above agreed, the amount of damages resulting from a breach of this Agreement by Purchaser would be difficult or impossible to accurately ascertain, and the Escrow Agent shall immediately deliver the Earnest Money to Seller in partial satisfaction of the Liquidated Damages Amount.

         13.2 SELLER'S DEFAULT.

                  (a) SELLER'S PRE-CLOSING DEFAULT. If for any reason other than termination hereof pursuant to a right granted to Seller hereunder to do so or except as excused by a default by Purchaser (i) Seller refuses or fails to perform any of its obligations under this Agreement, or
         (ii) Encinitas Resort Corporation fails to perform any of its obligations under the Encinitas Contract, (iii) any representation or warranty made by or on behalf of Seller herein shall have been materially incorrect when made or when reaffirmed at Closing; then Purchaser may make written demand for performance by Seller. If Seller fails to comply with such written demand within ten (10) business days after receipt thereof, then Purchaser may elect to either (a) proceed against Seller by bringing an action for specific performance under this Agreement and/or (b) terminate this Agreement in which event the Earnest Money shall be returned to Purchaser and, to thereafter maintain a cause of action for damages against Seller for recovery of such amounts as to which Purchaser may prove to be entitled, provided however, notwithstanding anything hereunder to the contrary, Purchaser agrees Purchaser will not be entitled to seek or collect any damage award or awards resulting from Seller's default under this Agreement and Encinitas Resort Corporation's default under the Encinitas Contract which, on a cumulative basis, exceed the sum of SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00) and no other damage amounts in excess thereof against Seller or Encinitas Resort Corporation shall be collectible, enforceable or otherwise available to Purchaser. In the event that the Encinitas Resort Corporation fails to perform any of its obligations under the Encinitas Contract, Purchaser may adjourn the Closing Date hereunder for such period of time as the purchaser under the Encinitas Contract may require to obtain the performance by Encinitas Resort Corporation of its obligations under the Encinitas Contract. Notwithstanding anything to the contrary above, the foregoing shall not limit Seller's or Encinitas Resort Corporation's indemnity obligations set forth in this Agreement, the Encinitas Contract or in any agreement delivered at Closing or at the closing under the Encinitas Contract.

                  (b) Seller's Post-Closing Default. If Purchaser purchases the Property, Purchaser agrees that with respect to any and all defaults by Seller under this Agreement, including without limitation any default or breach with respect to any representation, warranty, covenant or indemnity of Seller set forth in this Agreement, that Purchaser will not be entitled to seek or collect any damage award or awards resulting from Seller's default under this Agreement and Encinitas Resort Corporation's default under the Encinitas Contract which, on a cumulative basis, exceeds the sum of SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00) and no other damage amounts in excess thereof against Seller or the Encinitas Resort Corporation shall be collectable, enforceable or otherwise available to Purchaser. Notwithstanding anything to the contrary above, the foregoing shall not limit Seller's or Encinitas Resort Corporation's indemnity obligations set forth in this Agreement, the Encinitas Contract or in any agreement delivered at Closing or at the closing under the Encinitas Contract.

                  (c) Purchaser further agrees that under no circumstances (whether any default occurs prior to or after the Closing) shall Purchaser be entitled to recover any consequential or punitive damages.

                                   ARTICLE 14
                                     Brokers

         14.1 BROKERS. The parties hereto represent to each other that such party shall pay any broker, finder, consultant or other person engaged by such party such brokerage fee, finders fee, consulting fee or any similar fee or commission in connection with this Agreement, or the Encinitas Contract or the transactions contemplated thereby as may be agreed to by such parties.

         14.2 INDEMNIFICATION BY SELLER. Seller agrees to, and hereby does, indemnify, defend and save harmless Purchaser and its affiliates and their respective successors and assigns against and from any loss, liability, cost or expense, including attorneys' fees and litigation expense actually incurred, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement, the Encinitas Contract, or the transactions contemplated thereby made by any broker, finder, consultant or like agent if such claim or claims made by any such broker, finder, consultant or like agent are based in whole or in part on any agreements entered into by Seller or its representatives for a commission, consulting fee or other compensation. The provisions of this Section 14.2 shall survive the Closing.

         14.3 INDEMNIFICATION BY PURCHASER. Purchaser agrees to, and hereby does, indemnify, defend and save harmless Seller and its affiliates (including, without limitation, Sports Shinko Co., Ltd., Sports Shinko (USA) Co., Ltd., and their respective subsidiaries) and their respective successors and assigns against and from any loss, liability, cost or expense, including attorneys' fees and litigation expense actually incurred, arising out of any claim or claims for commissions or other compensation for bringing about this Agreement, the Encinitas Contract or the transactions contemplated thereby, which are made by any broker, finder, consultant or like agent if such claim or claims made by any such broker, finder, consultant or like agent are based in whole or in part on any agreement entered into by Purchaser or its representative for a commission, consulting fee or other compensation. The provisions of this Section 14.3 shall survive the Closing.

                                   ARTICLE 15
                                  Miscellaneous

         15.1 NOTICES. Any notice provided for by this Agreement and any other notice, demand or communication which any party may wish to send to another shall be in writing and sent either (i) by registered or certified mail, return receipt requested, in a sealed envelope, postage prepaid; (ii) by any national overnight receipted courier service; or (iii) by facsimile transmittal (provided such is followed by the original copy thereof delivered by the method described in Section 15.l(ii) above), in which case such facsimile notice shall be effective when the sender has received confirmation of the successful facsimile transmission thereof; and addressed to the party for which such notice, demand or communication is intended at such party's address as set forth in this Section. Seller's address for all purposes under this Agreement shall be the following:

         To Seller:                  La Costa Hotel and Spa Corporation
                                     c/o Allen Matkins Leck Gamble & Mallory LLP
                                     Fifth Floor, 1900 Main Street
                                     Irvine, California 92614
                                     Attention: Richard E. Stinehart, Esq.

         with a copy to:
                                     -------------------------------------------
                                     -------------------------------------------
                                     -------------------------------------------
                                     -------------------------------------------
                                     Attention:

         Purchaser's address for all purposes under this Agreement shall be the following:

         To Purchaser:               Century World Pte, Ltd.
                                     491b River Valley Road #14-03A
                                     Valley Point, Singapore 248373
                                     Attention:  Mr. Tsuyoshi Shiraishi

         with a copy to:             Long Aldridge & Norman
                                     303 Peachtree Street, Suite 5300
                                     Atlanta, Georgia  30308
                                     Attention:  Mr. John Aldridge, Sr.

Any address or name specified above maybe changed by a notice given to the other party. Unless otherwise stated herein, any notice, demand or other communication shall be deemed given and effective as of the date of receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to deliver or rejection or refusal to accept. Notices, demands and other communications may be given by the parties' counsel which shall have the same force and effect as if given by the parties themselves.

         15.2 ENTIRE AGREEMENT, MODIFICATIONS AND WAIVERS, CUMULATIVE REMEDIES. This Agreement constitutes (and the Encinitas Contract if and when executed and delivered will constitute) the entire agreement between the parties hereto and thereto and may not be modified or amended except by an instrument in writing signed by the parties hereto and thereto, and no provisions or conditions may be waived other than by a written document signed by the party benefited by such provision waiving such provisions or conditions. No delay or omission in the exercise of any right or remedy accruing to Seller or Purchaser upon any breach under this Agreement shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by Seller or Purchaser of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained.

         15.3 EXHIBITS. All exhibits referred to in this Agreement and attached hereto are hereby incorporated in this Agreement by reference.

         15.4 SUCCESSORS AND ASSIGNS. The rights of the Purchaser under this Agreement may be assigned without the prior written consent of the Seller. In the event of any such assignment, such assignment shall release the entity originally named as the Purchaser in this Agreement from continuing liability for the performance of the obligations of the Purchaser hereunder and each assignee of the Purchaser by accepting such assignment will be bound by the terms of this Agreement to the same extent as if the assignee had been the person originally named as the Purchaser in this Agreement. Furthermore, this Agreement shall be binding upon, and inure to the benefit of Seller and Purchaser and their respective legal representatives, successors, and permitted assigns. Notwithstanding anything to the contrary contained above, Seller shall not assign this Agreement without the prior written consent of Purchaser, which Purchaser may withhold in its sole and absolute discretion.

         15.5 ARTICLE AND SECTION HEADINGS. Article and section headings and Article and Section numbers are inserted herein only as a matter of convenience and in no way define, limit or prescribe the scope or intent of this Agreement or any part thereof and shall not be considered in interpreting or construing this Agreement.

         15.6 GOVERNING LAW. This Agreement is being delivered and is intended to be performed in Carlsbad, San Diego County, California. This Agreement is to be construed according to the internal laws of the State of California applicable to contracts to be performed entirely within the State of California, by parties who are residents of the State of California. All actions with respect to this Agreement will be instituted in the courts of the State of California or the United States District Court sitting in San Diego, California. By execution of this Agreement, the parties irrevocably and unconditionally submit to the jurisdiction (both subject matter and personal) of any such court and irrevocably and unconditionally waive: (a) any objection any party might now or hereafter have to the venue in any such court; and (b) any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

         15.7 TIME PERIODS. If the final day of any time period or limitation set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the State where the Property is located or of the federal government, then and in such event the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday. Time is of the essence in this Agreement.

         15.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by either party hereto on a separate counterpart, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

         15.9 SURVIVAL. All covenants, agreements and indemnities contained in the Agreement which either specify performance after earlier termination of this Agreement or performance after the Closing Date, shall survive. All representations and warranties referenced or contained in this Agreement shall survive the Closing for a period of only one (1) year (subject to the provisions of this Agreement regarding the bringing of claims with respect thereto). None of the foregoing shall be deemed to merge into, or be waived by any closing documents.

         15.10 FURTHER ACTS. In addition to the acts, deeds, instruments and agreements recited herein and contemplated to be performed, executed and delivered by Purchaser or Seller, Purchaser and Seller shall perform, execute and deliver or cause to be performed, executed and delivered at the Closing or after the Closing, any and all further acts, deeds, instruments and agreements and provide such further assurances as the other party or the Title Company may reasonably require to consummate the transactions contemplated hereunder. However, the foregoing shall not be deemed to (a) require Seller to expend a sum of money which it could not reasonably have anticipated on the date of execution of this Agreement, or (b) require Purchaser to expend a sum of money which it could not reasonably have anticipated on the expiration of the Review Period.

         15.11 SEVERABILITY. In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         15.12 ATTORNEYS' FEES. Should either party employ an attorney or attorneys to enforce any of the provisions hereof or to protect its interest in any manner arising under this Agreement, the non-prevailing party in any action pursued in a court of competent jurisdiction (the finality of which is not legally contested) agrees to pay to the prevailing party all reasonable costs, damages, and expenses, including reasonable attorneys' fees actually incurred or expended in connection therewith.

                                   ARTICLE 16
                                 Confidentiality

         16.1 CONFIDENTIALITY. Except as otherwise provided herein, Purchaser and Seller shall use reasonable efforts to not disclose the terms of this Agreement or the Encinitas Contract prior to the Close of Escrow to any person or entity not a party to this Agreement prior to Closing; provided that nothing in this Section 16.1 shall prohibit the disclosure of the existence of this Agreement, the possibility of the transactions contemplated hereunder, or the disclosures and contacts with employees, union representatives, government officials and others contemplated by this Agreement. Except to the extent otherwise provided herein, until the consummation of the transactions contemplated by this Agreement, the Purchaser and Seller shall use reasonable efforts to hold and cause each of its affiliates, representatives, agents, consultants and advisors to hold all information and documents obtained in connection with the transactions contemplated hereby confidential, as well as all oral and written information concerning the Seller or the Property (the "DUE DILIGENCE MATERIAL") whether received from the Seller, generated by Purchaser in the course of Purchaser's inspections or from any third party. The Due Diligence Material shall not be disclosed, discussed or made known without the prior written consent of the Seller, except to the Purchaser, any assignee or prospective assignee, or any hotel franchisers, any marketing company employed to do feasibility studies, any banking, accounting, legal or other advisors needed to consult with Purchaser or any assignee or prospective assignee in connection with the proposed transaction or as necessary to enforce the terms of this Agreement. If the transactions contemplated hereby are not consummated for any reason whatsoever, the Purchaser shall, as soon as practicable, return to Seller such information and documents (and any copies thereof which have not been destroyed by Purchaser) that were provided to Purchaser by Seller.

         16.2 NO RECORDATION; NO GOVERNMENTAL CONTACT. In furtherance of the above confidentiality provisions, Seller and Purchaser agree (a) that neither this Agreement nor any memorandum or notice hereof will be recorded and (b) that neither Purchaser nor any of its representatives or agents shall contact any Governmental Authority, or any official, agent or representative thereof, without Purchaser giving Seller not less than twenty-four (24) hours prior notice of such intended contact and Seller will be entitled to have a representative present at each such meeting or contact. In all events, Purchaser agrees to indemnify, defend and save Seller harmless against all costs, expenses and damages, including, without limitation, reasonable attorneys' fees and disbursements, incurred by Seller by reason of Purchaser's failure of performance or compliance with Purchaser's preceding obligations.

         16.3 EXCLUSIVITY. Seller hereby agrees that up until November 15, 2001, Seller will not solicit or entertain negotiations with any other party to sell the Property, or accept any offer to sell the Property or any portion thereof, without the prior written consent of Purchaser. ACCEPTANCE. This Agreement shall be regarded as an offer by Purchaser to Seller, and is open for acceptance by Seller until 5:00 p.m. P.S.T. on November 2, 2001. Acceptance shall occur upon the return to Purchaser of a dated and fully executed original counterpart hereof and upon acceptance by Encinitas Resort Corporation of the Encinitas Contract.


                         [NO FURTHER TEXT ON THIS PAGE]

         IN WITNESS WHEREOF, this Agreement has been entered into effective as of the date first written above.


                                       LA COSTA HOTEL AND SPA CORPORATION,
                                       a California corporation

                                       By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                       ("Seller")



                                       CENTURY WORLD Pte, Ltd.,
                                       a Singapore limited liability company

                                       By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                       ("Purchaser")



                                   ACCEPTANCE

         ACCEPTED AND AGREED effective this _____ day of __________, 2001.

                                       CHICAGO TITLE COMPANY

                                       By:
                                              ----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

                                       ("Escrow Agent")

DEFINED TERM INDEX

"Accounts Payable" shall have the meaning set forth in Section 5.2(q).

"Accounts Payable Schedule" shall have the meaning set forth in Section 5.2(q).

"Accounts Receivable" shall have the meaning set forth in Section 5.2(q).

"Accounts Receivable Schedule" shall have the meaning set forth in Section
5.2(q).

"Affiliates" shall have the meaning set forth in Section 2.1(a).

"Agreement" shall mean the Purchase and Sale Agreement to which this Index is appended.

"Amenity Inventory" shall have the meaning set forth in Section 5.2(n).

"Appurtenances" shall have the meaning set forth in Section 2.1(i).

"Assigned Contracts" shall have the meaning set forth in Section 9.2(l).

"Assigned Leases" shall have the meaning set forth in Section 9.2(m).

"Assumed Liabilities" and "Assumed Liability" shall have the meaning set forth in Section 8.1.

"Balance Sheet" shall have the meaning set forth in Section 5.2(q).

"Big Four" shall have the meaning set forth in Section 5.2(ww).

"Business Day" shall have the meaning set forth in Section 3.2.

"CERCLA" shall have the meaning set forth in Section 5.3.

"Chairman" shall have the meaning set forth in Section 8.13(b).

"Closing" or the "Close of Escrow" shall have the meaning set forth in Section 9.1.

"Closing Date" shall have the meaning set forth in Section 9.1.

"Closing Memorandum" shall have the meaning set forth in Section 9.2(v).

"COBRA" shall have the meaning set forth in Section 8.4(a).

"Collective Bargaining Agreements" shall have the meaning set forth in Section 8.4(a).

"Continuing Obligations" shall have the meaning set forth in Section 9.9.

"Deeds" shall have the meaning set forth in Section 9.2(a).

"Deposits" shall have the meaning set forth in Section 2.1(f).

"Due Diligence Material" shall have the meaning set forth in Section 16.1.

"Earnest Money" shall have the meaning set forth in Section 3.2.

"Effective Date" shall have the meaning set forth in Section 3.2.

"Encinitas Contract" shall have the meaning set forth in Section 11.1(a).

"Encinitas Resort Site" shall have the meaning set forth in Section 11.1(a).

"Environmental Laws" shall have the meaning set forth in Section 5.3.

"Escrow Agent" shall have the meaning set forth in Section 3.2.

"FF&E" shall have the meaning set forth in Section 2.1(c).

"FF&E Inventory" shall have the meaning set forth in Section 8.15.

"FF&E Leases" shall have the meaning set forth in Section 2.1(g)(viii).

"Financial Statements" shall have the meaning set forth in Section 5.2(b).

"Fuji Debt" shall have the meaning set forth in Section 8.2.

"Gap Membership Contract" shall have the meaning set forth in Section
9.7(b)(iv).

"Golf Facility" shall have the meaning set forth in Section 2.1(b).

"Golf Memberships" shall have the meaning set forth in Section 2.1(g)(ii).

"Government Authorities" and "Government Authority" shall have the meaning set forth in Section 2.1(g)(iv).

"Guarantors" and "Guarantor" shall have the meaning set forth in Section 2.1(e).

"H.E.R.E. Collective Bargaining Agreement" shall have the meaning set forth in
Section 8.4(a).

"H.E.R.E. Local 30" shall have the meaning set forth in Section 8.4(a).

"Hazardous Materials" shall have the meaning set forth in Section 5.3.

"Holdback Account" shall have the meaning set forth in Section 9.7(c)(iv)(bb)

"Hotel" shall have the meaning set forth in Section 2.1(b).

"Improvements" shall have the meaning set forth in Section 2.1(b).

"Independent Employees" shall have the meaning set forth in Section 8.4(b).

"Independent Employee Liabilities" shall have the meaning set forth in Section 8.4(b).

"Industry Standard Accounting Principles" shall have the meaning set forth in
Section 9.7(b).

"Intellectual Property" shall have the meaning set forth in Section 2.1(g)(vi).

"Knowledge" or "Known" shall have the meaning set forth in Section 5.2(t).

"La Costa LP" shall have the meaning set forth in Section 5.2(ll)(i).

"Land" shall have the meaning set forth in Section 2.1(a).

"Laws" and "Law" shall have the meaning set forth in Section 5.3.

"Leases" and "Lease" shall have the meaning set forth in Section 2.1(e).

"Legal Requirements" shall have the meaning set forth in Section 5.3.

"Liability Escrow" shall have the meaning set forth in Section 9.9.

"License Agreement" shall have the meaning set forth in Section 9.2(x).

"Licenses" shall have the meaning set forth in Section 2.1(g)(iv).

"Liquidated Damages Amount" shall have the meaning set forth in Section 3.4.

"Liquor Asset Inventory" shall have the meaning set forth in Section 5.2(n).

"Liquor Assets" shall have the meaning set forth in Section 8.3.

"Liquor Escrow" shall have the meaning set forth in Section 8.3.

"Liquor Licenses" shall have the meaning set forth in Section 8.3.

"Membership Accounts Receivable" shall have the meaning set forth in Section 9.7(b)(iv).

"Membership Contracts" shall have the meaning set forth in Section 2.1(g)(ii).

"Molasky Rights" shall have the meaning set forth in Section 8.1.

"Natural Hazard Expert" shall have the meaning set forth in Section 5.3(b).

"Natural Hazard Matters" shall have the meaning set forth in Section 5.3(b).

"Notices of Violation" shall have the meaning set forth in Section 8.6.

"Operator" shall have the meaning set forth in Section 9.2(b).

"Pending Claims" shall have the meaning set forth in Section 5.2(l).

"Permitted Exceptions" shall have the meaning set forth in Section 6.1.

"Plans and Specs" shall have the meaning set forth in Section 2.1(g)(vii).

"Predecessors" shall have the meaning set forth in Section 4.1(c).

"Pro Shops Inventory" shall have the meaning set forth in Section 5.2(n).

"Project Cash" shall have the meaning set forth in Section 2.1(k).

"Property" shall have the meaning set forth in Section 2.1(a)-(k).

"Property Status Matters" shall have the meaning set forth in Section 5.3.

"PTO" shall have the meaning set forth in Section 5.2(tt).

"Purchase Price" shall have the meaning set forth in Section 3.1.

"Purchaser" shall mean Century World Pte, Ltd., a Singapore limited liability company.

"Purchaser's Contingencies" shall have the meaning set forth in Section 11.1.

"Records" shall have the meaning set forth in Section 2.1(j).

"Resort" shall have the meaning set forth in Section 2.1(b).

"Restrictions" shall have the meaning set forth in Section 5.3.

"Retail Inventory" shall have the meaning set forth in Section 5.2(n).

"Review Period" shall have the meaning set forth in Section 5.1.

"Review Period Deadline" shall have the meaning set forth in Section 5.3.

"Schedule of Deposits" shall have the meaning set forth in Section 5.2(u).

"Schedule of Employee Matters" shall have the meaning set forth in Section 5.2.

"Schedule of FF&E Leases" shall have the meaning set forth in Section 2.1(g)(viii).

"Schedule of Leases" shall have the meaning set forth in Section 2.1(e).

"Schedule of Licenses" shall have the meaning set forth in Section 2.1(g)(iv).

"Schedule of Membership Contracts" shall have the meaning set forth in Section 5.2(g)(ii).

"Schedule of Pending Claims" shall have the meaning set forth in Section 5.2(l).

"Schedule of Service Contracts" shall have the meaning set forth in Section 5.2(g)(i).

"Schedule of Software" shall have the meaning set forth in Section 5.2(u).

"Schedule of Supplies Inventory" shall have the meaning set forth in Section 5.2(n).

"Schedule of Trademarks" shall have the meaning set forth in Section 2.1(g)(v).

"Schedule of Utility Reservations" shall have the meaning set forth in Section 5.2(o).

"Schedule of Vehicles" shall have the meaning set forth in Section 2.1(c).

"Schedule of Warranties" shall have the meaning set forth in Section
2.1(g)(iii).

"Schedules" shall have the meaning set forth in Section 5.2(t).

"Section 1542" shall have the meaning set forth in Section 5.3(c).

"Seller" shall mean La Costa Hotel and Spa Corporation, a California corporation.

"Seller's Contingencies" shall have the meaning set forth in Section 11.2.

"Service Contracts" shall have the meaning set forth in Section 2.1(g)(i).

"Software" shall have the meaning set forth in Section 2.1(c).

"Spa Facility" shall have the meaning set forth in Section 2.1(b).

"Spa Memberships" shall have the meaning set forth in Section 2.1(g)(ii).

"Sports Shinko" shall have the meaning set forth in Section 8.13(c).

"Sports Shinko Club Members" shall have the meaning set forth in Section
8.13(c).

"Subsequent Developments" shall have the meaning set forth in Section 8.5.

"Supplies" shall have the meaning set forth in Section 2.1(d).

"Supplies Inventory" shall have the meaning set forth in Section 5.2(n).

"Supporting Documents" shall have the meaning set forth in Section 4.1(b).

"Survey" shall have the meaning set forth in Section 4.2.

"Surveyor" shall have the meaning set forth in Section 4.2.

"Tenants" and "Tenant" shall have the meaning set forth in Section 2.1(e).

"Tennis Facility" shall have the meaning set forth in Section 2.1(b).

"Tennis Memberships" shall have the meaning set forth in Section 2.1(g)(ii).

"Title Report" shall have the meaning set forth in Section 4.1(a).

"Title Company" shall have the meaning set forth in Section 4.1(a).

"Title Policy" shall have the meaning set forth in Section 4.1(a).

"Tournament Agreement" shall have the meaning set forth in section 7.1(e).

"Trademarks" shall have the meaning set forth in Section 2.1(g)(v).

"UCC Searches" shall have the meaning set forth in Section 4.1(c).

"Union Employee Liabilities" shall have the meaning set forth in Section 8.4(a).

"Union Employees" shall have the meaning set forth in Section 8.4(a).

"Utility Reservations" shall have the meaning set forth in Section 2.1(h).

"WARN Act" shall have the meaning set forth in Section 8.4(c).

"Warranties" shall have the meaning set forth in Section 2.1(g)(iii).

                                    EXHIBIT A


                                LEGAL DESCRIPTION

                                [To Be Attached]




                                    EXHIBIT A

                                    EXHIBIT B


                             ASSIGNMENT OF TRADEMARK

         THIS ASSIGNMENT made this ____ day of __________, 2001, by LA COSTA HOTEL AND SPA CORPORATION ("Assignor"), of Carlsbad, California, to ___________________________________________ ("ASSIGNEE"), of __________________.

                                     RECITAL

         Assignor has used (or had a bona fide intent to use) in its business the trademarks, service marks and tradenames used in connection with Assignor's business (the "Trademarks"), including but not limited to those set forth in Schedule "1" hereto.

         Now, therefore, for valuable consideration as further described in that certain Purchase and Sale Agreement between La Costa Hotel and Spa Corporation and Century World Pte, Ltd. dated _____________, 2001, the receipt of which is acknowledged, Assignor hereby assigns to Assignee all right, title and interest, whether statutory or at common law, in all Trademarks used in connection with Assignor's business and in the registrations thereof and applications therefor, including but not limited to those listed on Schedule "1" hereto, together with the entire, ongoing business of the Assignor (as set forth in the above-referenced Purchase and Sale Agreement), and together with the goodwill of the business in connection with which such marks are used. Assignor agrees to perform any further acts and execute and deliver any documents for no additional consideration, which may be reasonably necessary to carry out and properly record the transfers contemplated herein, including transfers of any Trademarks not listed on Schedule "1" hereto.

         Assignor hereby represents and warrants to Assignee that it owns good and marketable title to the Trademarks, registrations, applications and other items described in this Assignment, and that none of the foregoing is subject to any mortgage, lien, conditional sales agreement, encumbrance or other charge.

         In witness whereof Assignor has executed this instrument.

                                    ASSIGNOR:

                                    LA COSTA COMPANY HOTEL AND SPA CORPORATION

                                    By:
                                       ----------------------------------------

                                       Its:
                                           ------------------------------------

STATE OF                                    )
                                            )ss.
County of                                   )



                                    EXHIBIT B
                                       1

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         On this ____ day of __________________, 2001, before me, the undersigned Notary Public, personally appeared _______________________________, ______President of La Costa Hotel and Spa Corporation, known to me or proven to me to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

         WITNESS my hand and official seal.



                                            ------------------------------------
                                            Notary Public

My commission expires:



                                    EXHIBIT B
                                       2
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                                    EXHIBIT C


                                BASIC LOAN TERMS

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                                   SCHEDULE A

                                    RESERVED




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                                   SCHEDULE B

                              SCHEDULE OF VEHICLES

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                                   SCHEDULE C

                               SCHEDULE OF LEASES

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                                   SCHEDULE D

                                    RESERVED

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                                   SCHEDULE E

                          SCHEDULE OF SERVICE CONTRACTS

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                                   SCHEDULE F

                        SCHEDULE OF MEMBERSHIP CONTRACTS

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                                   SCHEDULE G

                             SCHEDULE OF WARRANTIES


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                                   SCHEDULE H

                              SCHEDULE OF LICENSES

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                                   SCHEDULE I

                             SCHEDULE OF TRADEMARKS

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                                   SCHEDULE J

                             SCHEDULE OF FF&E LEASES

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                                   SCHEDULE K

                           SCHEDULE OF PENDING CLAIMS

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                                   SCHEDULE L

                        SCHEDULE OF INVENTORY OF BIG FOUR

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                                   SCHEDULE M

                                 MOLASKY RIGHTS

         10.6 Post-Closing Benefits for Partnership's General Partners and Their Families.

                  10.6.1 Subject to Sections 10.6.3, 10.6.4 and 10.6.5 below, subsequent to the Closing, Adelson, Molasky and Roen, and the then current spouse of each of them and the children of each of them (the "Children") shall for the life of each be provided with the following uses, food, beverages, goods and services of the La Costa Hotel & Spa without charge:

                           (a) personal use of the spa, tennis, golf, country
                  club and other non-hotel facilities and services, including normal VIP transportation;

                           (b) personal use of hotel rooms on an as-available
                  basis, including, on an as-available basis, use of a Presidential Suite and next-best accommodations;

                           (c) a generous allowance for food and beverage
                  services, which allowance shall be determined from time to time in the reasonable discretion of Mr. Howard James or Mr. Donald Stephenson during such period as either of them remains an officer of Management Company; and

                           (d) a continuation of the existing thirty percent
                  (30%) discount received by such individuals at certain shops located on La Costa Hotel & Spa, to the extent that such shops are and continue to be owned and operated by Buyer after the Closing, and a discount at shops opened or leased to third parties hereafter (including the leasing of shops currently owned by Partnership) at La Costa Hotel & Spa equal to the best discount that is made available to the President or any other executives of Buyer.

                  10.6.2 Subject to Sections 10.6.3 and 10.6.4 below, subsequent to the Closing and until the third anniversary of the Closing Date, and thereafter if and to the extent extended from time to time in the sole discretion of Buyer, Adelson, Molasky and Roen each shall have the right to request that the uses, food, beverages and services described in Sections 10.6.1(a), (b) and (c) above be provided without charge to persons they designate, and upon such request, Buyer shall provide such uses, food, beverages and services if, with prior notice, Management Company determines in its reasonable discretion that doing so is in the best interest of promoting the La Costa Hotel & Spa and is permitted by law.

                  10.6.3 All parties entitled to the uses of La Costa Hotel & Spa permitted by this Section shall make such use consistent with normal, reasonable and customary guest use in full compliance with all generally-applicable rules, regulations and standards of conduct established by the Management Company. The foregoing requirement shall not limit the rights expressly granted in Section 10.6.1. Use of hotel rooms as herein provided does not contemplate residence by any person for extended periods, and the duration of any stay shall be consistent in duration with pre-Closing use by such person but shall not be more than thirty (30) consecutive days. For

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         purposes of this Section 10.6, "as-available" means available as of the time that a reservation is made, but no such reservation shall be made more than thirty (30) days prior to the commencement of the requested stay.

                  10.6.4 All complimentary uses, food, beverages, goods and services to which any individual shall be entitled under this Section
         10.6 shall be extended based upon charge slips signed by the individuals entitled thereto.

                  10.6.5 In the event that a person entitled to complimentary uses, food, beverages, goods and services under Section 10.6.1 above is accompanied by other persons not so entitled, the uses, food, beverages, goods and services furnished to such other persons shall be billed and collected at the full normal charge therefor. Notwithstanding the foregoing, the then current spouses of the Children shall be entitled to complimentary uses, food, beverages, goods and services under Section 10.6.1 above during the life of their spouse, and the children of the Children shall be entitled to the complimentary uses, food, beverages, goods and services under Section 10.6.1 above only when accompanying their parents.

                  10.6.6 Molasky, Adelson and Roen shall, at their own expense, be entitled to remain on the health insurance policy provided by Buyer to employees of La Costa Hotel & Spa, for so long as permitted under the applicable insurance policy. When a policy from an acceptable insurer which will permit Molasky, Adelson and Roen at their own expense to be on the policy is generally available on the same price and other terms and conditions as other policies which will not so permit, Buyer agrees to procure such a policy so long as it is not unreasonable, under all the facts and circumstances, to require it to do so.

                  10.6.7 The benefits provided by this Section 10.6 are not an encumbrance upon or other interest in, charge upon or reservation from any of the Partnership Property. Buyer agrees to cause any buyer to whom it sells the Business to agree to assume Buyer's obligations hereunder.




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                                SCHEDULE 5.2(BB)

                               DISCLOSURE MATTERS